                                                                Exhibit 4(i)(ii)

                        NEW YORK COMMUNITY BANCORP, INC.

                                       To

                            WILMINGTON TRUST COMPANY,

                                     Trustee

                              --------------------

                                    INDENTURE

                               Dated as of   , 2002
                                           --

                              --------------------

               Junior Subordinated Deferrable Interest Debentures

                        NEW YORK COMMUNITY BANCORP, INC.

                         Reconciliation and tie between
                           Trust Indenture Act of 1939
                                 and Indenture,
                               dated as of   , 2002
                                           --

Trust Indenture Act Sections   Indenture Section
----------------------------   -----------------
Section 310       (a)(1)       609
                  (a)(2)       609
                  (a)(3)       Not Applicable
                  (a)(4)       Not Applicable
                  (a)(5)       609
                  (b)          608
                               610
                  (c)          Not Applicable
Section 311       (a)(1)       613(a)
                  (b)          613(b)
                  (b)(2)       703(a)(3)
                               703(b)
Section 312       (a)          701
                               702(a)
                  (b)          702(b)
                  (c)          702(c)
Section 313       (a)          703(a)
                  (b)          703(b)
                  (c)          703(c)
                  (d)          703(d)
Section 314       (a)          704, 1007
                  (b)          Not Applicable
                  (c)(1)       102
                  (c)(2)       102
                  (c)(3)       Not Applicable
                  (d)          Not Applicable
                  (e)          102

Section 315       (a)          609(a)
                               601(c)
                  (b)          602
                               703(a)(7)
                  (c)          601(b)
                  (d)          601(c)
                  (d)(1)       601(a)
                  (d)(2)       601(c)(2)
                  (d)(3)       601(c)(3)
                  (e)          514
Section 316       (a)          101
                  (a)(1)(A)    104(h), 502
                               512
                  (a)(1)(B)    104(h), 513
                  (a)(2)       Not Applicable
                  (b)          508

Section 317       (a)(1)       503
                  (a)(2)       504
                  (b)          1003
Section 318       (a)          107
                  (c)          107

                                Table of Contents

                                                                                                               Page
                                                                                                               ----
ARTICLE ONE       DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.....................................   1
     SECTION 101. Definitions.................................................................................   1
     SECTION 102. Compliance Certificates and Opinions........................................................  11
     SECTION 103. Form of Documents Delivered to Trustee......................................................  11
     SECTION 104. Acts of Holders.............................................................................  12
     SECTION 105. Notices, etc. to Trustee and Company........................................................  14
     SECTION 106. Notice to Holders; Wavier...................................................................  14
     SECTION 107. Conflict with Trust Indenture Act...........................................................  15
     SECTION 108. Effect of Headings and Table of Contents....................................................  15
     SECTION 109. Successors and Assigns......................................................................  15
     SECTION 110. Separability Clause.........................................................................  15
     SECTION 111. Benefits of Indenture.......................................................................  16
     SECTION 112. Governing Law...............................................................................  16
     SECTION 113. Legal Holidays..............................................................................  16
     SECTION 114. Counterparts................................................................................  16

ARTICLE TWO       DEBT SECURITY FORMS.........................................................................  16
     SECTION 201. Forms Generally.............................................................................  16
     SECTION 202. Form of Trustee's Certificate of Authentication.............................................  17
     SECTION 203. Debt Securities in Global Form..............................................................  17

ARTICLE THREE     THE DEBT SECURITIES.........................................................................  18
     SECTION 301. Amount Unlimited: Issuable in Series........................................................  18
     SECTION 302. Denominations...............................................................................  21
     SECTION 303. Execution, Authentication, Delivery and Dating..............................................  22
     SECTION 304. Temporary Debt Securities...................................................................  25
     SECTION 305. Registration; Registration of Transfer and Exchange.........................................  27
     SECTION 306. Mutilated, Destroyed, Lost and Stolen Debt Securities.......................................  31
     SECTION 307. Payment of Interest; Interest Rights Preserved..............................................  32
     SECTION 308. Persons Deemed Owners.......................................................................  34
     SECTION 309. Cancellation................................................................................  35
     SECTION 310. Computation of Interest.....................................................................  35
     SECTION 311. Certification by a Person Entitled to Delivery of a Bearer Security.........................  35
     SECTION 312. Judgments...................................................................................  36

ARTICLE FOUR      SATISFACTION AND DISCHARGE..................................................................  36
     SECTION 401. Satisfaction and Discharge of Indenture.....................................................  36
     SECTION 402. Application of Trust Money and Eligible Instruments.........................................  38

ARTICLE FIVE      REMEDIES.......................................................................................  38
     SECTION 501. Events of Default..............................................................................  38
     SECTION 502. Acceleration of Maturity; Rescission and Annulment.............................................  39
     SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee................................  40
     SECTION 504. Trustee May File Proofs of Claim...............................................................  42
     SECTION 505. Trustee May Enforce Claims without Possession of Debt Securities or Coupons....................  42
     SECTION 506. Application of Money Collected.................................................................  43
     SECTION 507. Limitation on Suits............................................................................  43
     SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest and to Exchange Debt
         Securities for Capital Securities.......................................................................  44
     SECTION 509. Restoration of Rights and Remedies.............................................................  44
     SECTION 510. Rights and Remedies Cumulative.................................................................  45
     SECTION 511. Delay or Omission Not Waiver...................................................................  45
     SECTION 512. Control by Holders of Debt Securities..........................................................  45
     SECTION 513. Waiver of Past Defaults........................................................................  46
     SECTION 514. Undertaking for Costs..........................................................................  46
     SECTION 515. Waiver of Stay or Extension Laws...............................................................  46

ARTICLE SIX       THE TRUSTEE....................................................................................  47
     SECTION 601. Certain Duties and Responsibilities............................................................  47
     SECTION 602. Notice of Defaults.............................................................................  48
     SECTION 603. Certain Rights of Trustee......................................................................  48
     SECTION 604. Not Responsible for Recitals or Issuance of Debt Securities....................................  50
     SECTION 605. May Hold Debt Securities or Coupons............................................................  51
     SECTION 606. Money Held in Trust............................................................................  51
     SECTION 607. Compensation and Reimbursement.................................................................  51
     SECTION 608. Disqualification...............................................................................  52
     SECTION 609. Corporate Trustee Required; Eligibility........................................................  52
     SECTION 610. Resignation and Removal; Appointment of Successor..............................................  52
     SECTION 611. Acceptance of Appointment by Successor.........................................................  54
     SECTION 612. Merger, Conversion, Consolidation or Succession to Business....................................  55
     SECTION 613. Preferential Collection of Claims Against Company..............................................  56
     SECTION 614. Authenticating Agent...........................................................................  59

ARTICLE SEVEN     HOLDERS' LISTS AND REPORTS BY
                  TRUSTEE AND COMPANY............................................................................  61
     SECTION 701. Company to Furnish Trustee Names and Addresses of Holders......................................  61
     SECTION 702. Preservation of Information; Communications to Holders.........................................  61
     SECTION 703. Reports by Trustee.............................................................................  63
     SECTION 704. Reports by Company.............................................................................  64

ARTICLE EIGHT     CONSOLIDATION, MERGER, CONVEYANCE,
                  TRANSFER OR LEASE..............................................................................  65
     SECTION 801. Company May Consolidate, etc., Only on Certain Terms...........................................  65
     SECTION 802. Successor Corporation Substituted..............................................................  66

ARTICLE NINE      SUPPLEMENTAL INDENTURES........................................................................  66
     SECTION 901. Supplemental Indentures without Consent of Holders.............................................  66
     SECTION 902. Supplemental Indentures with Consent of Holders................................................  67
     SECTION 903. Execution of Supplemental Indentures...........................................................  69
     SECTION 904. Effect of Supplemental Indentures..............................................................  69
     SECTION 905. Conformity with Trust Indenture Act............................................................  69
     SECTION 906. Reference in Debt Securities to Supplemental Indenture.........................................  70

ARTICLE TEN        COVENANTS.....................................................................................  70
     SECTION 1001. Payment of Principal, Premium and Interest....................................................  70
     SECTION 1002. Maintenance of Office or Agency...............................................................  70
     SECTION 1003. Money for Debt Securities Payments to Be Held in Trust........................................  71
     SECTION 1004. Officers' Certificate as to Default...........................................................  73
     SECTION 1005. Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, the Bank......  73
     SECTION 1006. Payment of Additional Amounts.................................................................  74
     SECTION 1007. Waiver of Certain Covenants...................................................................  74
     SECTION 1008. Calculation of Original Issue Discount........................................................  75

ARTICLE ELEVEN     REDEMPTION OF DEBT SECURITIES.................................................................  75
     SECTION 1101. Applicability of Article......................................................................  75
     SECTION 1102. Election to Redeem; Notice to Trustee.........................................................  75
     SECTION 1103. Selection by Trustee of Debt Securities to Be Redeemed........................................  75
     SECTION 1104. Notice of Redemption..........................................................................  76
     SECTION 1105. Deposit of Redemption Price...................................................................  77
     SECTION 1106. Debt Securities Payable on Redemption Date....................................................  77
     SECTION 1107. Debt Securities Redeemed in Part..............................................................  78

ARTICLE TWELVE     SINKING FUNDS.................................................................................  78
     SECTION 1201. Applicability of Article......................................................................  78
     SECTION 1202. Satisfaction of Sinking Fund Payments with Debt Securities....................................  79
     SECTION 1203. Redemption of Debt Securities for Sinking Fund................................................  79

ARTICLE THIRTEEN   REPAYMENT AT THE OPTION OF HOLDERS............................................................  80
     SECTION 1301. Applicability of Article......................................................................  80
     SECTION 1302. Repayment of Debt Securities..................................................................  80
     SECTION 1303. Exercise of Option; Notice....................................................................  80
     SECTION 1304. Election of Repayment by Remarketing Entities.................................................  81

     SECTION 1305. Debt Securities Payable on the Repayment Date................................................   82

ARTICLE FOURTEEN  EXCHANGE OF CAPITAL SECURITIES FOR
                  DEBT SECURITIES...............................................................................   82
     SECTION 1401. Applicability of Article.....................................................................   82
     SECTION 1402. Exchange of Capital Securities for Debt Securities at Stated Maturity........................   82
     SECTION 1403. Right of Early Exchange of Capital Securities for Debt Securities............................   83
     SECTION 1404. Notices of Exchange..........................................................................   84
     SECTION 1405. Rights and Duties of Holders of Debt Securities to be Exchanged for Capital Securities.......   86
     SECTION 1406. Election to Exchange.........................................................................   87
     SECTION 1407. Deposit of Capital Exchange Price............................................................   87
     SECTION 1408. Debt Securities Due on Capital Exchange Date; Debt Securities
         Exchanged in Part......................................................................................   88
     SECTION 1409. Form of Capital Security Election Form.......................................................   89
     SECTION 1410. Fractional Capital Securities................................................................   90
     SECTION 1411. Company to Obtain Governmental and Regulatory Approvals......................................   90
     SECTION 1412. Taxes on Exchange............................................................................   90
     SECTION 1413. Covenants as to Capital Securities and Secondary Offering....................................   90
     SECTION 1414. Provision in Case of Consolidation, Merger or Transfer of Assets.............................   91
     SECTION 1415. Responsibility of Trustee....................................................................   91
     SECTION 1416. Revocation of Obligation to Exchange Capital Securities
         for Debt Securities....................................................................................   92
     SECTION 1417. Optional Securities Funds....................................................................   92

ARTICLE FIFTEEN    SECURITIES FUNDS.............................................................................   94
     SECTION 1501. Creation of Securities Funds.................................................................   94
     SECTION 1502. Designations of Securities Funds.............................................................   94
     SECTION 1503. Covenant of the Company to Obtain Securities Funds...........................................   94

ARTICLE SIXTEEN    MEETINGS OF HOLDERS OF DEBT SECURITIES.......................................................   95
     SECTION 1601. Purposes for Which Meetings May Be Called....................................................   95
     SECTION 1602. Call, Notice and Place of Meetings...........................................................   95
     SECTION 1603. Persons Entitled to Vote at Meetings.........................................................   96
     SECTION 1604. Quorum; Action...............................................................................   96
     SECTION 1605. Determination of Voting Rights; Conduct and Adjournment
         of Meetings............................................................................................   97
     ELECTION 1606. Counting Votes and Recording Action of Meetings.............................................   98

ARTICLE SEVENTEEN  DEFEASANCE...................................................................................   98
     SECTION 1701. Termination of Company's Obligations.........................................................   98
     SECTION 1702. Repayment to Company.........................................................................   99
     SECTION 1703. Indemnity for Eligible Instruments...........................................................  100

ARTICLE EIGHTEEN  SUBORDINATION OF DEBT SECURITIES..............................................................  100
     SECTION 1801. Debt Securities Subordinate to Senior Debt...................................................  100
     SECTION 1802. Trustee and Holders of Debt Securities May Rely on Certificate of Liquidating Agent; Trustee
         May Require Further Evidence as to Ownership of Senior Debt; Trustee Not Fiduciary to Holders of Senior
         Debt...................................................................................................  103
     SECTION 1803. Payment Permitted if No Default..............................................................  103
     SECTION 1804. Trustee Not Charged with Knowledge of Prohibition............................................  104
     SECTION 1805. Trustee to Effectuate Subordination..........................................................  104
     SECTION 1806. Rights of Trustee as Holder of Senior Debt...................................................  104
     SECTION 1807. Article Applicable to Paying Agents..........................................................  104
     SECTION 1808. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of
         Senior Debt............................................................................................  104

ARTICLE NINETEEN  CONVERSION OF CONVERTIBLE SECURITIES..........................................................  105
     SECTION 1901. Applicability of Article.....................................................................  105
     SECTION 1902. Right to Convert.............................................................................  105
     SECTION 1903. Exercise of Conversion Privilege; Delivery of Common Stock on Conversion; No Adjustment for
         Interest or Dividends..................................................................................  106
     SECTION 1904. Cash Payments in Lieu of Fractional Shares...................................................  107
     SECTION 1905. Conversion Price.............................................................................  107
     SECTION 1906. Adjustment to Conversion Price...............................................................  107
     SECTION 1907. Effect of Reclassification, Consolidation, Merger or Sale....................................  111
     SECTION 1908. Taxes on Shares Issued.......................................................................  111
     SECTION 1909. Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock..  112
     SECTION 1910. Responsibility of Trustee....................................................................  112
     SECTION 1911. Notice to Holders Prior to Certain Actions...................................................  112
     SECTION 1912. Covenant to Reserve Shares...................................................................  113

     INDENTURE (the "Indenture") dated as of   . 2002, between New York
                                             --
Community Bancorp, Inc., a Delaware corporation (hereinafter called the "Company"), having its principal place of business at 615 Merrick Avenue, Westbury, New York 11590 and Wilmington Trust Company, a Delaware banking corporation, as trustee (hereinafter called the "Trustee"), having its Corporate Trust Office at 1100 North Market Street, Wilmington, Delaware 19890.

                             RECITALS OF THE COMPANY

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes, bonds or other evidences of indebtedness (herein called the "Debt Securities"), to be issued in one or more series.

          All things necessary have been done to make this Indenture a valid agreement of the Company, in accordance with its terms.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Debt Securities by the Holders thereof, intending to be legally bound, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities or of any series thereof, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     SECTION 101. Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular.

          (2) All other terms used herein which are defined in the Trust Indenture Act or by Commission rule or regulation under the Trust Indenture Act, either directly or by reference therein, as in force at the date as of which this instrument was executed, except as provided in Section 905, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation applied in a manner consistent with past practices of the Company; and

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Article Six, are defined in that Article. "Act" when used with respect to any Holder has the meaning specified in
Section 104.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Authorized Newspaper" means a newspaper in an official language of the country of publication or in the English language customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

          "Bank" means New York Community Bank, a New York State-chartered savings bank, and any successors to any substantial part of the present business thereof.

          "Bearer Security" means any Debt Security established pursuant to
Section 201 which is payable to bearer including, without limitation, unless the context otherwise indicates, a Debt Security in global bearer form.

          "Board of Directors" means either the board of directors of the Company, or the executive or any other committee of that board duly authorized to act in respect hereof.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day," when used with respect to any Place of Payment or Place of Capital

Exchange, means any day which is not a Saturday or Sunday and which is not a legal holiday or a day on which banking institutions or trust companies in that Place of Payment or Place of Capital Exchange are authorized or obligated by law or executive order to close.

          "Capital Exchange Agent" means the Person or Persons appointed by the Company to give notices and to exchange Debt Securities of any series for Capital Securities as specified in Article Fourteen.

          "Capital Exchange Date", when used with respect to the Debt Securities of any series, means any date on which such Debt Securities are to be exchanged for Capital Securities pursuant to this Indenture.

          "Capital Exchange Price", when used with respect to any Debt Security of any series to be exchanged for Capital Securities, means the amount of Capital Securities for which such Debt Security is to be exchanged pursuant to this Indenture or the aggregate sale price of such Capital Securities in the Secondary Offering for such Debt Security, as the case may be.

          "Capital Securities" means any securities issued by the Company which consist of any of the following: (i) Common Stock, (ii) Perpetual Preferred Stock or (iii) securities which at the date of issuance may be issued in exchange for, or the proceeds from the sale of which may be designated as Securities Funds or Optional Securities Funds for the payment of the principal of, "mandatory convertible securities" under applicable regulations of the Primary Federal Regulator. Capital Securities may have such terms, rights and preferences as may be determined by the Company.

     "Capital Security Election Form" means a form substantially in the form included in Section 1409.

     "Clearstream" means Clearstream Banking, Luxemborg, societe anonyme.

     "Closing Price" has the meaning specified in Section 1906(d).

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

          "Common Stock" means when used with reference to the capital stock of the Company, the class of stock which, at the date of execution of this Indenture, is designated as common stock of the Company and stock of any class or classes into which such common stock or any such other class may thereafter be changed or reclassified. In case by reason of the operation of Article Nineteen, the Convertible Securities shall be convertible into any other shares or other securities or property of the Company or any other corporation, any reference in this Indenture to the conversion of Convertible Securities pursuant to Article Nineteen shall be deemed to refer to and include conversion of Convertible Securities into such other shares or other securities or property.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board, the Chairman of the Executive Committee of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, a Vice Chairman, the Chief Financial Officer, or a Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or word or words before or after the title "Vice President"), and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

          "Controlled Subsidiary" means any corporation more than 80% of the outstanding shares of Voting Stock, except for directors' qualifying shares, of which shall at the time be owned directly by the Company.

          "Conversion Price" has the meaning specified in Section 1905.

          "Convertible Securities" means any series of Debt Securities that are designated as such pursuant to Section 301.

          "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as successor Trustee may designate from time to time by notice to the Holders and the Company).

          The term "corporation" includes corporations, associations, companies and business trusts.

          The term "coupon" means any interest coupon appertaining to a Bearer Security.

          "Debt Securities" has the meaning stated in the first recital of this

Indenture and more particularly means any Debt Securities authenticated and delivered under this Indenture.

          "Defaulted Interest" has the meaning specified in Section 307.

          "Depositary" means, with respect to the Debt Securities of any series issuable or issued in the form of a Global Security, the Person designated as Depositary by the Company pursuant to Section 301 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Debt Securities of any such series shall mean the Depositary with respect to the Debt Securities of that series.

          "Designated Currency" has the meaning specified in Section 312.

          "Dollar" or "$" means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

          "Eligible Instruments" means monetary assets, money market instruments and securities that are payable in Dollars only and essentially risk free as to collection of principal and interest, including U.S. Government Obligations.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

     "European Communities" means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

     "Event of Default" has the meaning specified in Section 501.

     "Exchange Rate" shall have the meaning specified as contemplated in Section 301.

     "Exchange Rate Agent" means the New York clearing house bank designated by the Company to act as such for the Debt Securities.

     "Exchange Rate Officer's Certificate", with respect to any date for the payment of principal of (and premium, if any) and interest on any series of Debt Securities, means a certificate setting forth the applicable Exchange Rate and the amounts payable in Dollars and Foreign Currencies in respect of the principal of (and premium, if any) and interest on Debt Securities denominated in ECU, and other composite currency or Foreign Currency, and signed by the Chairman of the Board, the Chairman of the Executive Committee of the Board, a Vice Chairman of the Board, the

President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Company or the Exchange Rate Agent appointed pursuant to Section 301 and delivered to the Trustee.

     "Foreign Currency" means a currency issued by the government of any country other than the United States of America.

     "Global Exchange Agent" has the meaning specified in Section 304.

     "Global Exchange Date" has the meaning specified in Section 304.

     "Global Security" means a Debt Security issued to evidence all or part of a series of Debt Securities in accordance with Section 303.

     "Holder", with respect to a Registered Security, means a Person in whose name such Registered Security is registered in the Security Register and, with respect to a Bearer Security or a coupon, means the bearer thereof.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented, amended or restated by or pursuant to one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, unless the context otherwise requires, shall include the terms of a particular series of Debt Securities established as contemplated by
Section 301.

     The term "interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

     "Interest Payment Date", with respect to any Debt Security, means the Stated Maturity of an installment of interest on such Debt Security.

     "Market Value" of any Capital Securities issued on any Capital Exchange Date for Debt Securities of any series shall be the sale price of such Capital Securities which are sold in the Secondary Offering for the Debt Securities of such series. In the event no such Secondary Offering takes place, the Market Value of such Capital Securities shall be the fair value of such Capital Securities on such Capital Exchange Date for Debt Securities of such series as determined by three independent nationally recognized investment banking firms selected by the Company.

     "Maturity", when used with respect to any Debt Security, means the date on which the principal of such Debt Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or exchange, repayment at the option of the Holder or otherwise.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Chairman of the Executive Committee of the Board, a Vice Chairman of the Board, the Chief Executive

Officer, the President, the Chief Operating Officer, a Vice Chairman, the Chief Financial Officer, or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be counsel for the Company, or who may be other counsel acceptable to the Trustee, which is delivered to the Trustee.

     "Optional Securities Fund" means a fund pursuant to which the proceeds of sales of Capital Securities may be designated on the books of the Company for the payment of any of the principal of any Debt Security pursuant to Section 1417 of this Indenture.

     "Original Issue Discount Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

     "Outstanding", when used with respect to Debt Securities means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, except:

     (i) Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Debt Securities or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities and any coupons pertaining thereto; provided, however, that if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

     (iii) Debt Securities in exchange for or in lieu of which other Debt Securities have been authenticated and delivered, or which have been paid, pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Debt Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which a responsible officer of the Trustee actually knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor. The trustee shall be entitled to request and rely upon an Officers' Certificate as conclusive evidence regarding the ownership or pledge of Debt Securities by the Company or any of the obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debt Securities on behalf of the Company.

     "Perpetual Preferred Stock" means any stock of any class of the Company which has a preference over Common Stock in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not mandatorily redeemable or repayable, or redeemable or repayable at the option of the Holder, other than in shares of Common Stock or Perpetual Preferred Stock of another class or series or with the proceeds of the sale of Common Stock or Perpetual Preferred Stock.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or government or any agency or political subdivision.

     "Place of Capital Exchange", when used with respect to Debt Securities of any series, means any place where the Debt Securities of such series are exchangeable for Capital Securities as specified pursuant to Section 301.

     "Place of Payment," when used with respect to the Debt Securities of any series means any place where the principal of (and premium, if any) and interest on the Debt Securities of that series are payable as specified by Section 301.

     "Predecessor Security" of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 306 in lieu of a lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Debt Security.

     "Primary Federal Regulator" means the primary United States federal regulator of the Company (which at the date of this Indenture is the Office of Thrift Supervision), or any successor body or institution.

     "Redemption Date", when used with respect to any Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Registered Security" means any Debt Security in the form of Registered Securities established pursuant to Section 201 which is registered in the Security Register.

     "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of any series means the date specified for that purpose as contemplated by Section 301.

     "Remarketing Entity", when used with respect to Debt Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity, means any person designated by the Company to purchase any such Debt Securities.

     "Repayment Date", when used with respect to any Debt Security to be repaid upon exercise of option for repayment by the Holder, means the date fixed for such repayment pursuant to this Indenture.

     "Repayment Price", when used with respect to any Debt Security to be repaid upon exercise of option for repayment by the Holder, means the price at which it is to be repaid pursuant to this Indenture.

     "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Office with direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer of such Trustee to whom such corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Rights" has the meaning specified in Section 1906(c).

     "Secondary Offering", when used with respect to the Debt Securities of any series, means the offering and sale by the Company of Capital Securities for the account of Holders of Debt Securities of such series who elect to receive cash and not Capital Securities on the Capital Exchange Date for such series.

     "Securities Fund" means a fund pursuant to which the proceeds of sales of Capital Securities are designated on the books of the Company for the payment of any principal of any Debt Security pursuant to the provisions of Section 1501.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

     "Senior Debt" means any obligation of the Company to its creditors whether now outstanding or subsequently incurred other than (i) any obligation as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligation is not Senior Debt, (ii) obligations evidenced by the Debt Securities, and (iii) obligations that are expressly stated in the terms of the Debt Securities (or in this Indenture, any indenture supplement, or any Officers' Certificate delivered under Section 301 hereof with respect to such Debt Securities) not to be Senior Debt.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity", when used with respect to any Debt Security or any installment of interest thereon, means the date specified in such Debt Security or a coupon representing such installment of interest as the fixed date on which the principal of such Debt Security or such installment of interest is due and payable.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Debt Securities of any series shall mean the Trustee with respect to Debt Securities of that series.

     "United States" means the United States of America (including the District of Columbia) and its possessions.

     "United States Alien" means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     "U.S. Government Obligations" means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.

     "Voting Stock", as applied to the stock (or equivalent thereof) of any corporation, means stock (or the equivalent thereof) of any class or classes, however designated, having ordinary voting power for the election of a majority of the directors of such corporation, other than stock (or such equivalent) having such power only by reason of the happening of a contingency.

     SECTION 102. Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture (other than the delivery of any Debt Security to the Trustee for authentication pursuant to Section 303), the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 704(4)) shall include

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 103. Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based is erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 104. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If Debt Securities of a series are issuable in whole or in part as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Holders of Debt Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Debt Securities duly called and held in accordance with the provisions of Article Sixteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Debt Security shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Debt Security shall be proved in the manner provided in Section 1606.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

     (c) The ownership of Registered Securities shall be proved by the Security Register.

     (d) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities in the amount and with the serial numbers therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until
(1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding.

     (e) The fact and date of execution of any such instrument or writing, the authority of the Person executing the same and the principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

     (f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debt Security shall bind every future holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security.

     (g) For purposes of determining the principal amount of Outstanding Debt Securities of any series the Holders of which are required, requested or permitted to give any request, demand, authorization, direction, notice, consent, waiver or take any other Act under this Indenture, (i) each Original Issue Discount Security shall be deemed to have the principal amount determined by the Company that could be declared to be due and payable pursuant to the terms of such Original Issue Discount Security as of the date there is delivered to the Trustee and, where it is hereby expressly required, to the Company, such Act by Holders of the required aggregate principal amount of the Outstanding Debt Securities of such series and (ii) each Debt Security denominated in a Foreign Currency or composite currency shall be deemed to have the principal amount determined by the Exchange Rate Agent by converting the principal amount of such Debt Security in the currency in which such Debt Security is denominated into Dollars at the Exchange Rate as of the date such Act is delivered to the Trustee and, where it is hereby expressly required, to the Company by Holders of the required aggregate principal amount of the Outstanding Debt Securities of such series (or, if there is no such rate on such date, such rate on the date determined as specified as contemplated in Section 301).

     (h) The Company may set a record for purposes of determining the identity of Holders of Debt Securities of any series entitled to vote or consent to any action by vote or consent authorized or permitted by Section 512 or Section 513. Such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of such Debt Securities furnished to the Trustee pursuant to Section 701 prior to such solicitation.

     SECTION 105. Notices, etc. to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided), if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration.

          (2) The Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its Secretary at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

     SECTION 106. Notice to Holders; Wavier.

     Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, (1) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and (2) such notice shall be sufficiently given to Holders of Bearer Securities by publication thereof in an Authorized Newspaper in The City of New York and, if the Debt Securities of such series are then listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland and such stock exchange shall so require, in London, and, if the Debt Securities of such series are then listed on the Luxembourg Stock Exchange and such stock exchange shall so require, in Luxembourg and, if the Debt Securities of such series are then listed on any other stock exchange outside the United States and such stock exchange shall so require, in any other required city outside the United States or, if not practicable, in Europe on a Business Day at least twice, the first such publication to be not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

     In case, by reason of the suspension of or irregularities in regular mail service or for any reason, it shall be impossible or impracticable to mail notice of any event to Holders when said notice is required to be given pursuant to any provision of this Indenture or of the Debt Securities, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. In any case where notice to Holders of Registered Securities is to be given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice by publication to Holders of Bearer Securities given as provided above.

     In case, by reason of the suspension of publication of any Authorized Newspaper, or by reason of any other cause, it shall be impossible or impracticable to make publication of any notice to Holders of Bearer Securities as provided above, then such method of publication or notification as shall be made with approval of the Trustee shall constitute a sufficient publication of such notice. Neither failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such wavier shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such wavier.

     Any request, demand, authorization, direction, notice, consent, election, waiver or other Act required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

     SECTION 107. Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     SECTION 108. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 109. Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether expressed or not.

     SECTION 110. Separability Clause.

     In case any provision in this Indenture or in the Debt Securities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 111. Benefits of Indenture.

     Nothing in this Indenture or in the Debt Securities or coupons, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 112. Governing Law.

     This Indenture and the Debt Securities and coupons shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

     SECTION 113. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, Capital Exchange Date or Stated Maturity of any Debt Security shall not be a Business Day at any Place of Payment or Place of Capital Exchange, then (notwithstanding any other provision of this Indenture or of the Debt Securities or coupons) payment of interest or principal (and premium, if any) or exchange of Debt Securities for Capital Securities or cash need not be made at such Place of Payment or Place of Capital Exchange on such date, but may be made on the next succeeding Business Day at such Place of Payment or Place of Capital Exchange with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date, Capital Exchange Date or Stated Maturity, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, Capital Exchange Date or Stated Maturity, as the case may be.

     SECTION 114. Counterparts.

     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

                                   ARTICLE TWO

                               DEBT SECURITY FORMS

     SECTION 201. Forms Generally.

     The Registered Securities, if any, and the Bearer Securities and related coupons, if any, of each series shall be in substantially the form (including temporary or permanent global form) as shall be established in or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Debt Securities or coupons, as evidenced by their signatures on the Debt Securities or coupons. If the form of Debt Securities of any series or coupons (including any such Global Security) is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 or the authentication and delivery of such Debt Securities or coupons.

     Unless otherwise specified as contemplated by Section 301, Debt Securities in bearer form, other than Debt Securities in temporary or permanent global form, shall have coupons attached.

     The definitive Debt Securities and coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any manner, all as determined by the officers executing such Debt Securities, as evidenced by the execution of such Debt Securities and coupons.

     SECTION 202. Form of Trustee's Certificate of Authentication.

     This is one of the Debt Securities, of the series designated herein, described in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee


By
   --------------------
   Authorized Signatory

     SECTION 203. Debt Securities in Global Form.

     If Debt Securities of a series are issuable in whole or in part in global form, as specified as contemplated by Section 301, then, notwithstanding clause
(12) of Section 301 and the provisions of Section 302, such Global Security shall represent the aggregate amount of Outstanding Debt Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Debt Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Debt Securities represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304.

     The provisions of the last sentence of Section 303(g) shall apply to any Debt Securities represented by a Debt Security in global form if such Debt Security was never issued and sold by the Company and the Company delivers to the Trustee the Debt Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an

Opinion of Counsel) with regard to the reduction in the principal amount of Debt Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303(g).

     Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

                                  ARTICLE THREE

                               THE DEBT SECURITIES

     SECTION 301. Amount Unlimited: Issuable in Series.

     The aggregate principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Debt Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series:

          (1) the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other Debt Securities);

          (2) the limit, if any, upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to Section 304, 305, 306, 906, 1107, 1303, 1408 or 1903 and except for any Debt Securities which, pursuant to
     Section 303, are deemed never to have been authenticated and delivered hereunder);

          (3) the date or dates on which the principal and premium, if any, of the Debt Securities of the series are payable;

          (4) the rate or rates, if any, at which the Debt Securities of the series shall bear interest, or the method or methods by which such rate or rates may be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable, the Regular Record Date for the interest payable on any Registered Security on any Interest Payment Date and the circumstances, if any, in which the Company may defer interest payments;

          (5) the place or places where, subject to the provisions of Section 1002, the principal of (and premium, if any) and interest on Debt Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Debt Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Debt Securities of the series and this Indenture may be served and where notices to Holders pursuant to Section 106 will be published;

          (6) if applicable, the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company;

          (7) if applicable, the place or places at which, the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities shall be exchangeable for Capital Securities of the Company, which terms and conditions shall not be inconsistent with Article Fourteen;

          (8) any covenant or option of the Company to create a Securities Fund for the repayment of the Debt Securities and the terms and conditions of such Securities Fund, which terms and conditions shall not be inconsistent with Article Fifteen;

          (9) the obligation, if any, of the Company to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (10) whether Debt Securities of the series are to be issuable as Registered Securities, Bearer Securities or both, whether Debt Securities of the series are to be issuable with or without coupons or both and, in the case of Bearer Securities, the date as of which such Bearer Securities shall be dated if other than the date of original issuance of the first Debt Security of such series of like tenor and term to be issued;

          (11) whether the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities and, in such case, the Depositary and Global Exchange Agent for such Global Security or Securities, whether such global form shall be permanent or temporary and, if applicable, the Global Exchange Date;

          (12) if Debt Securities of the series are to be issuable initially in the form of a temporary Global Security, the circumstances under which the temporary Global Security can be exchanged for definitive Debt Securities and whether the definitive Debt Securities will be Registered and/or Bearer Securities and will be in global form and whether interest in respect of any portion of such Global Security payable in respect of an Interest Payment Date prior to the Global Exchange Date shall be paid to any clearing organization with respect to a portion of such Global Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date if other than as provided in this Article Three;

          (13) whether, and under what conditions, additional amounts will be payable to Holders of Debt Securities of the series pursuant to Section 1006;

          (14) the denominations in which any Registered Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any Bearer Securities of such series, shall be issuable, if other than the denominations of $5,000;

          (15) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to
     Section 502;

          (16) the currency or currencies of denomination of the Debt Securities of any series, which may be in Dollars, any Foreign Currency or any composite currency, including but not limited to the ECU, and, if any such currency of denomination is a composite currency other than the ECU, the agency or organization, if any, responsible for overseeing such composite currency;

          (17) the currency or currencies in which payment of the principal of (and premium, if any) and interest on the Debt Securities will be made, the currency or currencies, if any, in which payment of the principal of (and premium, if any) or the interest on Registered Securities, at the election of each of the Holders thereof, may also be payable and the periods within which the terms and conditions upon which such election is to be made and the Exchange Rate and Exchange Rate Agent;

          (18) if the amount of payments of principal of (and premium, if any) or interest on the Debt Securities of the series may be determined with reference to an index based on a currency or currencies other than that in which the Debt Securities are denominated or designated to be payable, the manner in which such amounts shall be determined;

          (19) if payments of principal of (and premium, if any) or interest on the Debt Securities of the series are to be made in a Foreign Currency other than the currency in which such Debt Securities are denominated, the manner in which the Exchange Rate with respect to such payments shall be determined or if the Exchange Rate is to be determined otherwise than as provided in Section 101;

          (20) any Events of Default with respect to Debt Securities of such series, if not set forth herein;

          (21) the terms and conditions, if any, pursuant to which the Company's obligations under this Indenture may be terminated through the deposit of money or Eligible Instruments as provided in Articles Four or Seventeen;

          (22) the Person or Persons who shall be Security Registrar for the Debt Securities of such series if other than the Trustee, and the place or places where the Security Register for such series shall be maintained and the Person or Persons who will be the initial Paying Agent or Agents, if other than the Trustee;

          (23) whether the Debt Securities of the series are Convertible Securities and the terms related thereto including the Conversion Price and the date on which the right to convert expires; and

          (24) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

     All Debt Securities of any one series and the coupons appertaining to Bearer Securities of such series, if any, shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolutions and set forth in such Officers' Certificate or in any such indenture supplemental hereto.

     Debt Securities of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates on which such interest may be payable and with different Redemption or Repayment Dates and may be denominated in different currencies or payable in different currencies.

     If any of the terms of a series of Debt Securities are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

     SECTION 302. Denominations.

     Debt Securities of each series shall be issuable in such form and denominations as shall be specified in the form of Debt Security for such series approved or established pursuant to Section 201 or in the Officers' Certificate delivered pursuant to Section 301. In the absence of any specification with respect to the Debt Securities of any series, the Registered Securities of such series, if any, shall be issuable in denominations of $1,000 and any integral multiple thereof and the Bearer Securities of such series, if any, shall be issuable in the denomination of $5,000.

     SECTION 303. Execution, Authentication, Delivery and Dating.

     (a) The Debt Securities shall be executed on behalf of the Company by its Chairman of the Board, the Chairman of the Executive Committee of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, a Vice Chairman, the Chief Financial Officer, or a Vice President, and by its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries under its corporate seal reproduced thereon. The signature of any of these officers on the Debt Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Treasurer or any Assistant Treasurer of the Company.

     Debt Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities or coupons of any series or did not hold such offices at the date of such Debt Securities or coupons.

     (b) At any time and from time to time after the execution and delivery of this Indenture, Debt Securities of any series may be executed by the Company and delivered to the Trustee for authentication, and, except as otherwise provided in this Article Three, shall thereupon be authenticated and delivered by the Trustee upon Company Order, without any further action by the Company; provided, however, that, in connection with its original issuance, a Bearer Security may be delivered only outside the United States and, except in the case of a temporary Global Security, only if the Company or its agent shall have received the certification required pursuant to Sections 304(b)(iii) and (iv), unless such certification shall have been provided earlier pursuant to Section 304(b)(v) hereof, and only if the Company has no reason to know that such certification is false.

     To the extent authorized in or pursuant to a Board Resolution and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, such written Company Order may be given by any one officer of the Company, may be electronically transmitted, and may provide instructions as to registration of holders, principal amounts, rates of interest, maturity dates and other matters contemplated by such Board Resolution and Officers' Certificate or supplemental indenture to be so instructed in respect thereof. Before authorizing and delivering the first Debt Securities of any series (and upon request of the Trustee thereafter), the Company shall deliver to the Trustee (i) the certificates called for under Sections 201 and 301 hereof and
(ii) an Opinion of Counsel described in the next sentence.

     In authenticating such Debt Securities, and accepting the additional responsibilities under this Indenture in relation to any Debt Securities, the Trustee shall be entitled to receive, prior to the initial authentication of such Debt Securities, and (subject to Section 601) shall be fully protected in relying upon:

               (i) a Board Resolution relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution certified by the Secretary or an Assistant Secretary of the Company;

               (ii) an executed supplemental indenture, if any, relating thereto;

               (iii) an Officers' Certificate setting forth the form and terms of the Debt Securities of such series and coupons, if any, pursuant to Sections 201 and 301 and stating that all conditions precedent provided for in this Indenture relating to the issuance of such Debt Securities have been complied with, that no Event of Default with respect to any series of Debt Securities has occurred and is continuing and that the issuance of such Debt Securities is not and will not result in an Event of Default or an event or condition which, upon the giving of notice (or the acquisition of knowledge) or the lapse of time or both, would become an Event of Default; and

               (iv) an Opinion of Counsel stating

                    (A) that the form of such Debt Securities and coupons, if any, has been established in or pursuant to a Board Resolution or by a supplemental indenture as permitted by Section 201 in conformity with the provisions of this Indenture;

                    (B) that the terms of such Debt Securities and coupons, if any, have been established in or pursuant to a Board Resolution or by a supplemental indenture as permitted by Section 301 in conformity with the provisions of this Indenture;

                    (C) that such Debt Securities and coupons, if any, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and the application of general principles of equity, except that where the Debt Securities of any series are to be exchanged for Capital Securities or paid from the Securities Fund, the issuance of Capital Securities will require further action by the Board of Directors;

                    (D) that the Company has the corporate power to issue such Debt Securities and coupons, if any, and has duly taken all necessary corporate action with respect to such issuance;

                    (E) that the issuance of such Debt Securities and coupons, if any, will not contravene the charter or by-laws of the Company or result in any violation of any of the terms or provisions of any law or regulation or of any material indenture, mortgage or other agreement known to such counsel by which the Company or any of its subsidiaries is bound;

                    (F) that all laws and requirements in respect of the execution and delivery by the Company of such Debt Securities and coupons, if any, have been complied with and that authentication and delivery of such Debt Securities by the Trustee will not violate the terms of the Indenture; and

                    (G) such other matters as the Trustee may reasonably request.

     (c) If the Company shall establish pursuant to Section 301 that the Debt Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Global Securities in permanent or temporary form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Debt Securities of such series to be represented by one or more Global Securities,
(ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction.

     (d) The Trustee shall have the right to decline to authenticate and deliver any Debt Securities under this Section 303 if (i) the Trustee, being advised by counsel, determines that such action may not lawfully be taken or (ii) the issuance of such Debt Securities will adversely affect the Trustee's own rights, duties or immunities under the Debt Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

     (e) If all the Debt Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel at the time of issuance of each Debt Security, but such Opinion of Counsel, with appropriate modifications, may instead be delivered at or prior to the time of the first issuance of Debt Securities of such series.

     (f) Each Registered Security shall be dated the date of its authentication. Each Bearer Security shall be dated as of the date specified as contemplated by
Section 301.

     (g) No Debt Security or coupon attached thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein executed by the Trustee, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled. Notwithstanding the foregoing, if any Debt Security or portion thereof shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debt Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Debt Security or portion thereof has never been issued and sold by the Company, for all purposes of this Indenture such Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

     (h) Each Depositary designated pursuant to Section 301 for a Global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

     SECTION 304. Temporary Debt Securities.

     (a) Pending the preparation of definitive Debt Securities of any series, the Company may execute, and upon receipt of documents required by Section 301 and 303, together with a Company Order, the Trustee shall authenticate and deliver, temporary Debt Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor and terms of the definitive Debt Securities in lieu of which they are issued in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debt Securities may determine, as evidenced by their signatures on such Debt Securities. In the case of Debt Securities of any series issuable as Bearer Securities, such temporary Debt Securities may be in global form representing all or any part of the Outstanding Debt Securities of such series.

     (b) Unless otherwise provided pursuant to Section 301:

               (i) Except in the case of temporary Debt Securities in global form, if temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of such series, the related temporary Debt Securities shall be exchangeable for such definitive Debt Securities upon surrender of the temporary Debt Securities of such series at the office or agency of the Company in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debt Securities of any series (accompanied, if applicable, by all unmatured coupons and all matured coupons in default appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of the same series of like tenor and terms and of authorized denominations; provided, however, that no Bearer Security shall be delivered in exchange for a Registered Security; and provided, further, that a Bearer Security shall be delivered in exchange for a Bearer Security only in compliance with the conditions set forth in Section 305.

               (ii) If Debt Securities of any series are issued in temporary global form, any such temporary Global Security shall, unless otherwise provided pursuant to Section 301, be delivered to the Depositary for the benefit of Euroclear and Clearstream S.A., for credit to the respective accounts of the beneficial owners of such Debt Securities (or to such other accounts as they may direct).

               (iii) Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary Global Security (the "Global Exchange Date"), the Company shall deliver definitive Debt Securities to the Trustee or the agent appointed by the Company pursuant to Section 301 to effect the exchange of the temporary Global Security for definitive Debt Securities (the "Global Exchange Agent"), in an aggregate principal amount equal to the principal amount of such temporary Global Security, executed by the Company. On or after the Global Exchange Date, such temporary Global Security shall be surrendered by the Depository to the Global Exchange Agent, to be exchanged, in whole or from time to time in part, for definitive Debt Securities without charge and the Trustee or the Global Exchange Agent, if authorized by the Trustee pursuant to Section 614, shall authenticate and deliver, in exchange for each portion of such temporary Global Security, an equal aggregate principal amount of definitive Debt Securities of the same series of authorized denominations and of like tenor and terms as the portion of such temporary Global Security to be exchanged. Upon any exchange of a part of such temporary Global Security for definitive Debt Securities, the portion of the principal amount and any interest thereon so exchanged shall be endorsed by the Global Exchange Agent on a schedule to such temporary Global Security, whereupon the principal amount and interest payable with respect to such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed. The definitive Debt Securities to be delivered in exchange for any such temporary Global Security shall be in bearer form, registered form, global registered form or global bearer form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, in the case of the exchange of the temporary Global Security for definitive Bearer Securities (including a definitive Global Bearer Security), upon such presentation by the Depositary, such temporary Global Security shall be accompanied by a certificate signed by Euroclear as to the portion of such temporary Global Security held for its account then to be exchanged and a certificate signed by Clearstream S.A. as to the portion of such temporary Global Security held for its account then to be exchanged, each in form set forth in Exhibit B to this Indenture, unless such certificate(s) shall have been provided earlier pursuant to Section 304(b)(v) hereof; and provided, further, that definitive Bearer Securities (including a definitive Global Bearer Security) shall be delivered in exchange for a portion of a temporary Global Security only in compliance with the requirements of
     Section 303.

               (iv) The interest of a beneficial owner of Debt Securities in a temporary Global Security shall be exchanged for definitive Debt Securities of the same series of like tenor and terms following the Global Exchange Date when the account holder instructs

     Euroclear or Clearstream S.A., as the case may be, to request such exchange on such account holder's behalf and in the case of the exchange of the temporary Global Security for definitive Bearer Securities (including a definitive Global Bearer Security), unless such certificate(s) shall have been earlier provided pursuant to Section 304(b)(v) hereof, the account holder delivers to Euroclear or Clearstream S.A., as the case may be, a certificate in the form set forth in Exhibit A-1 and, if applicable A-2 to this Indenture, dated no earlier that 15 days prior to the Global Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream S.A., the Global Exchange Agent, any authenticating agent appointed for such series of Debt Securities and each Paying Agent. Unless otherwise specified in such temporary Global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary Global Security, except that a Person receiving definitive Debt Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Debt Securities in person at the offices of Euroclear and Clearstream S.A. Definitive Debt Securities in bearer form to be delivered in exchange for any portion of a temporary Global Security shall be delivered only outside the United States.

               (v) Until exchanged in full as hereinabove provided, the temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of the same series and of like tenor and terms authenticated and delivered hereunder, except that interest payable on a temporary Global Security on an Interest Payment Date shall be payable to Euroclear and Clearstream S.A. on such Interest Payment Date only if there has been delivery by Euroclear and Clearstream S.A. to the Global Exchange Agent of a certificate or certificates in form set forth in Exhibit B to this Indenture dated no earlier that the first Interest Payment Date, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary Global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream S.A., as the case may be, a certificate in the form set forth in Exhibit A-1 and, if applicable, A-2 to this Indenture dated no earlier than the first Interest Payment Date. Any interest so received by Euroclear and Clearstream S.A. and not paid as herein provided prior to the Global Exchange Date shall be returned to the Global Exchange Agent which, upon expiration of two years after such Interest Payment Date shall repay such interest to the Company in accordance with Section 1003.

     SECTION 305. Registration; Registration of Transfer and Exchange.

     The Company shall cause to be kept at one of the offices or agencies to be maintained by the Company in accordance with the provisions of this Section 305 and Section 1002, with respect to the Debt Securities of each series which are Registered Securities, a register (herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. Pursuant to Section 301, the Company shall appoint, with respect to Debt

Securities of each series which are Registered Securities, a "Security Registrar" for the purposes of registering such Debt Securities and transfers and exchanges of such Debt Securities as herein provided.

     Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series of any authorized denomination or denominations, of like tenor and terms and aggregate principal amount.

     At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series of any authorized denomination or denominations, of like tenor and terms and aggregate principal amount, upon surrender of the Registered Securities to be exchanged at such office or agency. Bearer Securities may not be delivered in exchange for Registered Securities.

     At the option of the Holder, Registered Securities or Bearer Securities of any series may be issued in exchange for Bearer Securities (except as otherwise specified as contemplated by Section 301 with respect to a Bearer Security in global form) of the same series, of any authorized denominations and of like tenor and terms and aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as other provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor and terms after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date of payment, as the case may be.

     Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debt Securities which the Holder marking the exchange is entitled to receive.

     If at any time the Depositary for the Debt Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Debt Securities of such series or if at any time the Depositary for the Debt Securities of such series shall no longer be eligible under Section 303(h), the Company shall appoint a successor Depositary with respect to the Debt Security of such series. If a successor Depositary for the Debt Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 301(11) shall no longer be effective with respect to the Debt Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Debt Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

     The Company may at any time and in its sole discretion determine that the Debt Securities of any series issued in the form of one or Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Debt Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

     If specified by the Company pursuant to Section 301 with respect to a series of Debt Securities, the Depositary for such series of Debt Securities may surrender a Global Security for such series of Debt Securities in exchange in whole or in part for Debt Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

     (a) to each Person specified by such Depositary a new Debt Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and

     (b) to such Depositary a new Global Security of like tenor and terms and in denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Debt Securities delivered to Holders thereof.

     In any exchange provided for in any of the proceeding three paragraphs, the Company will execute and the Trustee will authenticate and deliver Debt Securities (a) in definitive registered form in authorized denominations if the Debt Securities of such series are issuable as Registered Security, (b) in definitive bearer form in authorized denominations, with coupons attached, if the Debt Securities of each such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, as shall be specified by the beneficial owner thereof, if the Debt Security of such series are issuable in either form; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Global Security unless the Company or its agent shall have received from the person entitled to receive the definitive Bearer Security a certificate substantially in the form set forth in Exhibit A-1 and, if applicable, A-2 hereto; and provided, further, that no delivery of a Bearer Security will be issued if the Company has reason to know that any such certificate is false.

     Upon the exchange of a Global Security for Debt Securities in definitive form, such Global Security shall be cancelled by the Trustee. Registered Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Registered Securities to the persons in whose names such Debt Securities are so registered. The Trustee shall deliver Bearer Securities issued in exchange for a Global Security pursuant to this Section to the persons, and in such authorized denominations, as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Global Security unless the Company or its agent shall have received from the person entitled to receive the definitive Bearer Security a certificate substantially in the form set forth in Exhibit A-1 and, if applicable, A-2 hereto; and provided, further, that delivery of a Bearer Security shall occur only outside the United States; and provided, further that no definitive Bearer Security will be issued if the Company has reason to know that any such certificate is false.

     All Debt Securities issued upon any registration of transfer or exchange for Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such registration of transfer or exchange.

     Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Security Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Debt Securities, other than exchanges expressly provided in this Indenture to be made at the Company's own expense or without expense or without charge to the Holders.

     The Company shall not be required (i) to issue, register the transfer of or exchange Debt Securities of any particular series to be redeemed or exchanged for Capital Securities for a period of fifteen days preceding the first publication of the relevant notice of redemption or, if Registered

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

Securities are outstanding and there is no publication, the mailing of the relevant notice of redemption or exchange, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption or exchange in whole or in part, except the unredeemed or unexchanged portion of such Registered Security being redeemed or exchanged in part, or (iii) to exchange any Bearer Security so selected for redemption or exchange except that such a Bearer Security may be exchanged for a Registered Security of like tenor and terms of that series, provided that such Registered Security shall be simultaneously surrendered for redemption or exchange.

     Notwithstanding anything herein to the contrary, the exchange of Bearer Securities into Registered Securities shall be subject to applicable laws and regulations in effect at the time of exchange; neither the Company, the Trustee nor the Security Registrar shall exchange any Bearer Securities into Registered Securities if it has received an Opinion of Counsel that as a result of such exchanges the Company would suffer adverse consequences under the United States federal income tax laws and regulations then in effect and the Company has delivered to the Trustee a Company Order directing the Trustee not to make such exchanges thereafter unless and until the Trustee receives a subsequent Company Order to the contrary. The Company shall deliver copies of such Company Orders to the Security Registrar.

     SECTION 306. Mutilated, Destroyed, Lost and Stolen Debt Securities.

     If (i) any mutilated Debt Security or a Bearer Security with a mutilated coupon appertaining to it is surrendered to a Paying Agent outside the United States designated by the Company, or, in the case of any Registered Security, to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security or coupon, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company and the Trustee that such Debt Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Debt Security or Bearer Security with a mutilated coupon appertaining to it or to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen) or in lieu of any such number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains; provided, however, that any such new Bearer Security will be delivered only in compliance with the conditions set forth in Section 305.

     In case any such mutilated, destroyed, lost or stolen Debt Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security, pay such Debt Security or coupon; provided, however, that payment of principal of (and premium, if any) and any interest on Bearer Securities shall, except as otherwise provided in
Section 1002, be payable only at an office or agency located outside the United States; and provided, further, that, with respect to any such coupons, interest represented thereby (but not any additional

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

amounts payable as provided in Section 1006), shall be payable only upon presentation and surrender of the coupons appertaining thereto.

     Upon the issuance of any new Debt Security or coupon under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and printing expenses) connected therewith.

     Every new Debt Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Debt Security, or in exchange for a Bearer Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and any such new Debt Security and coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of that series and their coupons, if any, duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities or coupons.

     SECTION 307. Payment of Interest; Interest Rights Preserved.

     Interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture. At the option of the Company, payment of interest on any Registered Security may be made by check in the currency designated for such payment pursuant to the terms of such Registered Security mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account in such currency designated by such Person in writing not less than ten days prior to the date of such payment.

     Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue

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

of his having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money and/or, to the extent such Debt Securities are denominated and payable in Dollars only, Eligible Instruments the payments of principal and interest on which when due (and without reinvestment and providing no tax liability will be imposed upon the Trustee or the Holder of such Registered Securities) will provide money in such amounts as will (together with any money irrevocably deposited in trust with the Trustee, without investments) be equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit to the date of the proposed payment, such money and/or Eligible Instruments when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. Unless the Trustee is acting as the Security Registrar, promptly after such Special Record Date, the Company shall furnish the Trustee with a list, or shall make special arrangements satisfactory to the Trustee with respect thereto, of the names and addresses of, and principal amounts of Registered Securities of such series held by, the Holders appearing on the Security Register at the close of business on such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

     (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

     Subject to the limitations set forth in Section 1002, the Holder of any coupon appertaining to a Bearer Security shall be entitled to receive interest payable on such coupon upon presentation and surrender of such coupon on or after the Interest Payment Date of such coupon at an office or agency maintained for such purpose pursuant to Section 1002.

     If any Registered Security is exchanged for Capital Securities after any record date and on or prior to the next succeeding Interest Payment Date (other than any Debt Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be paid by the Company on such Interest Payment Date notwithstanding such exchange, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Debt Security is registered at the close of business on such record date.

     If any Bearer Security is exchanged for Capital Securities after any record date and on or prior to the next succeeding Interest Payment Date (other than any Debt Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such exchange, and such interest (whether or not punctually paid or duly provided for) shall be paid by the Company pursuant to such procedures as may be satisfactory to the Trustee.

     SECTION 308. Persons Deemed Owners.

     Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of

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

receiving payment of principal of (and premium, if any) and (subject to Section
307) interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Bearer Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     SECTION 309. Cancellation.

     Unless otherwise provided with respect to a series of Debt Securities, all Debt Securities and coupons surrendered for payment, redemption, repayment, transfer, exchange or credit against any sinking fund payment pursuant to this Indenture, shall, if surrendered to the Company or any agent of the Company, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debt Securities so delivered shall be promptly cancelled by the Trustee. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debt Securities and coupons held by the Trustee shall be disposed according to its customary procedures.

     SECTION 310. Computation of Interest.

     Except as otherwise specified as contemplated by Section 301 for Debt Securities of any series, interest on the Debt Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 311. Certification by a Person Entitled to Delivery of a Bearer Security.

     Whenever any provision of this Indenture or a Debt Security contemplates that certification be given by a Person entitled to delivery of a Bearer Security, such certification shall be provided substantially in the form of Exhibit A-1 and, if applicable, A-2 hereto, with only such changes as shall be approved by the Company and consented to by the Trustee whose consent shall not unreasonably be withheld.

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

     SECTION 312. Judgments.

     The Company may provide, pursuant to Section 301, for the Debt Securities of any series that, to the fullest extent possible under applicable law and except as may otherwise be specified as contemplated in Section 301, (a) the obligation, if any, of the Company to pay the principal of (and premium, if any) and interest on the Debt Securities of any series and any appurtenant coupons in a Foreign Currency, composite currency or Dollars (the "Designated Currency") as may be specified pursuant to Section 301 is of the essence and agrees that judgments in respect of such Debt Securities shall be given in the Designated Currency; (b) the obligation of the Company to make payments in the Designated Currency of the principal of (and premium, if any) and interest on such Debt Securities and any appurtenant coupons shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and cost of exchange) in the country of issue of the Designated Currency in the case of Foreign Currency or Dollars or in the international banking community in the case of a composite currency on the Business Day immediately following the day on which such Holder receives such payment; (c) if the amount in the Designated Currency that may be so purchased for any reasons falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

     SECTION 401. Satisfaction and Discharge of Indenture.

     This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debt Securities herein expressly provided for and rights to receive payments of principal and interest thereon and any right to receive additional amounts, as provided in Section 1006) and the Trustee, at the expense of the Company, shall execute proper instruments supplied by the Company acknowledging satisfaction and discharge of this Indenture when

          (1)  either

                    (A) all Debt Securities theretofore authenticated and delivered and all coupons appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered in exchange for Registered Securities and maturing after such exchange, surrender of which is not required or has been waived as provided in Section 305, (ii) Debt Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) coupons appertaining to Bearer Securities called for redemption or surrendered for repayment and maturing after the relevant Redemption Date or Repayment Date, as appropriate, surrender of which has been waived as provided in Section 1106 or 1303 and
                         (iv) Debt Securities and coupons for whose payment money and/or Eligible Instruments have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section
                         1003) have been delivered to the Trustee canceled or for cancellation; or

                    (B) all such Debt Securities not theretofore delivered to the Trustee for cancellation

                         (1)  have become due and payable, or

                         (2) will become due and payable at their Stated Maturity within one year, or

                         (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Company.

and the Company, in the case of (B)(i), (B)(ii) or (B)(iii) above, has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, money and/or, to the extent such Debt Securities are denominated and payable in Dollars only, Eligible Instruments the payments of principal and interest on which when due (and without reinvestment and providing no tax liability will be imposed upon the Trustee or the Holders of Debt Securities) will provide money in such amounts as will (together with any money irrevocably deposited in trust with the Trustee, without investment) be sufficient to pay and discharge the entire indebtedness on such Debt Securities and coupons of such series for principal (and premium, if any) and interest, and any mandatory sinking fund, repayment or analogous payments thereon, on the scheduled due dates therefor to the date of such deposit (in the case of Debt Securities and coupons which have become due and payable) or to the Stated Maturity or Redemption Date, if any, and all Repayment Dates (in the case of Debt Securities repayable at the option of the Holders thereof); provided, however, that in the event a petition for relief under the Bankruptcy Reform Act of 1978 or a successor statute is filed with respect to the Company within 91 days after the deposit, the obligations of the Company under the Indenture with respect to the Debt Securities of such series shall not be deemed terminated or discharged, and in such event the Trustee shall be required to return the deposited money and Eligible Instruments to the Company;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Sections 607 and, if money or Eligible Instruments shall have been deposited with the Trustee pursuant to Subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

     SECTION 402. Application of Trust Money and Eligible Instruments.

     Subject to the provisions of the last paragraph of Section 1003, all money and Eligible Instruments deposited with the Trustee pursuant to Section 401 shall be held in trust and such money and the principal and interest received on such Eligible Instruments shall be applied by it, in accordance with the provisions of the Debt Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or Eligible Instruments have been deposited with the Trustee.

                                  ARTICLE FIVE

                                    REMEDIES

     SECTION 501. Events of Default.

     "Event of Default", wherever used herein with respect to Debt Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the entry of a decree or order for relief in respect of the Company or the Bank by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or the Bank or of any substantial part of the property of either, or ordering the winding up or liquidation of the affairs of either, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (2) the commencement by the Company or the Bank of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by the Company or the Bank to the entry of a decree or order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of either of the foregoing or of any substantial part of the property of either, or the making by the Company or the Bank of an assignment for the benefit of creditors, or the admission by the Company or the Bank in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or the Bank in furtherance of any such action; or

          (3) any other Event of Default, if any, provided with respect to Debt Securities of such series specified as contemplated by Section 301.

     SECTION 502. Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of Outstanding Debt Securities of such series may declare the principal amount (or, if the Debt Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of and all accrued but unpaid interest on all the Debt Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by such Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. Upon payment of such amount, all obligations of the Company in respect of the payment of principal of the Debt Securities of such series shall terminate.

     At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the holders of a majority in principal amount of the Outstanding Debt Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                    (A) all overdue installments of interest on all Debt Securities of such series and any related coupons,

                    (B) the principal of (and premium, if any, on) any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities,

                    (C) to the extent that payment of such interest is lawful, interest upon overdue installments for interest on each Debt Security and any related coupons at the rate or rates prescribed therefor in such Debt Securities, and

                    (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (2) all Events of Default with respect to Debt Securities of such series have been cured or waived as provided in Section 513.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 503. Collection of Indebtedness and Suits for Enforcement by
Trustee.

     The Company covenants that if:

          (1) default is made in the payment of any installment of interest on any Debt Security or any related coupon when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Debt Security at the Maturity thereof, or

          (3) defaults in the deposit of any sinking fund payment, when and as due by the terms of a Debt Security of such series, or

          (4) defaults in any required designation of funds as Securities Funds, or

          (5) defaults in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of series of Debt Securities other than such series), and such default or breach continues for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debt Securities and coupons, the amount then due and payable on such Debt Securities and coupons for any overdue principal (and premium, if any) and interest, sinking fund installment and interest, including the delivery of any Capital Securities then required to be delivered, and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and, upon overdue installments of interest, at the rate or rates prescribed therefor in such Debt Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts (including the delivery of any Capital Securities then required to be delivered) forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and the delivery of any Capital Securities required to be delivered and not so delivered, or, in the case of the failure to deliver Capital Securities, money equal to the principal amount of the Debt Securities for which the Capital Securities were to be exchanged, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Debt Securities and coupons and collect the moneys (or money equal to the principal amount of the Debt Securities for which Capital Securities were to be exchanged) adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debt Securities and coupons, wherever situated.

     If an Event of Default or a default specified in this Section with respect to Debt Securities of any series occurs and is containing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 504. Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the Federal bankruptcy laws as now or hereafter constituted, relative to the Company or any other obligor upon the Debt Securities of a particular series or any related coupons or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Debt Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered (but shall have no duty), by intervention in such proceeding or otherwise,

          (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Debt Securities of such series and any appurtenant coupons and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, custodian, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 505. Trustee May Enforce Claims without Possession of Debt Securities or Coupons.

     All rights of action and claims under this Indenture or the Debt Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Debt Securities or coupons or the production thereof in any proceeding relating hereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation,

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

expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debt Securities and coupons in respect of which such judgment has been recovered.

     SECTION 506. Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Debt Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the Trustee for payment of all costs and expenses of collection, including all sums paid or advanced by the Trustee and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607;

          SECOND: To the payment of amounts then due and unpaid to the holders of Senior Debt, to the extent required by Article Eighteen;

          THIRD: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Debt Securities and any coupons, in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities and any coupons for principal (and premium, if any) and interest, respectively. The Holders of each series of Debt Securities denominated in ECU, any other composite currency or a Foreign Currency and any matured coupons relating thereto shall be entitled to receive a ratable portion of the amount determined by the Exchange Rate Agent by converting the principal amount Outstanding of such series of Debt Securities and matured but unpaid interest on such series of Debt Securities in the currency in which such series of Debt Securities is denominated into Dollars at the Exchange Rate as of the date of declaration of acceleration of the Maturity of the Debt Securities; and

          FOURTH: The balance, if any, to the Person or Persons entitled thereto.

     SECTION 507. Limitation on Suits.

     No Holder of any Debt Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of such series;

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

          (2) the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered indemnity reasonable to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debt Securities of such series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

     SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest and to Exchange Debt Securities for Capital Securities.

     Notwithstanding any other provision in this Indenture, the Holder of any Debt Security or coupon shall have the right which is absolute and unconditional to receive payment of such coupon on the respective Stated Maturity or Maturities expressed in such Debt Security or coupon (or, in the case of redemption, on the Redemption Date or the Repayment Date, as the case may be), to have the Debt Securities exchanged for Capital Securities pursuant to Article Fourteen, if applicable, and to institute suit for the enforcement of any such payment or exchange, and such right shall not be impaired without the consent of such Holder, subject, however, to the provisions of Article Eighteen.

     SECTION 509. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 510. Rights and Remedies Cumulative.

     Except as otherwise provided in Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 511. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Debt Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 512. Control by Holders of Debt Securities.

     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, provided, that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture;

          (2) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceeding so directed would be unjustly prejudicial to the Holders of Debt Securities of such series not joining in any such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders); and

          (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 513. Waiver of Past Defaults.

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

     The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of any such series and any related coupons waive any past default hereunder with respect to such series and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series or coupon affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 514. Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Debt Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debt Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debt Security or the payment of any coupon on or after the respective Stated Maturity or Maturities expressed in such Debt Security or coupon (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as the case may be) or for the enforcement of the right to exchange any Debt Securities for Capital Securities as provided in Article Fourteen.

     SECTION 515. Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law whenever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

     SECTION 601. Certain Duties and Responsibilities.

     (a) With respect to Debt Securities of any series, except during the continuance of an Event of Default with respect to the Debt Securities of such series,

               (1) the Trustee undertakes to perform such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Indenture (but need not conform or investigate the accuracy of mathematical calculations or other facts stated therein).

     (b) In case an Event of Default with respect to Debt Securities of any series has occurred and is continuing, the Trustee shall, with respect to the Debt Securities of such series or any coupons, as the case may be, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section.

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it with respect to Debt Securities of any series in good faith in accordance with the direction of the Holders of a majority in principal amount of Outstanding

     Debt Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Debt Securities of such series.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     SECTION 602. Notice of Defaults.

     Within 90 days after the occurrence of any default hereunder actually known by a Responsible Officer of the Trustee with respect to Debt Securities of any series the Trustee shall transmit by mail to all Holders of Debt Securities of such series, entitled to receive reports pursuant to Section 703(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or any related coupons or in the payment of any sinking fund installment with respect to Debt Securities of such series or in the exchange of Capital Securities for Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Debt Securities of such series. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of such series.

     SECTION 603. Certain Rights of Trustee.

     Except as otherwise provided in Section 601:

     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

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

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

     (d) the Trustee may consult with counsel and the advise of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Debt Securities of such series or any related coupons pursuant to this Indenture, unless such Holders shall have offered security or indemnity reasonable to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, other than any such books or records containing information as to the affairs of the customers of the Company or any of its subsidiaries; provided that the Trustee may examine such books and records relating to customers to the extent that such books and records contain information as to any payments made to such customers in their capacity as Holders of Debt Securities; and

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; no Exchange Rate Agent, Global Exchange Agent, Capital Exchange Agent, Depositary or Paying Agent shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any of them.

     (h) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, or where information is required or necessary to be furnished by the Company in order for the Trustee to act, the Trustee (unless other evidence be herein specifically prescribed), shall not be liable for any action it takes or omits to take in good faith in reliance upon an Officer's Certificate;

     (i) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise specifically set forth in this Indenture, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and should be entitled in connection therewith to examine the books, records and premises of the Company; provided, however, the Trustee agrees to maintain the confidentiality of any nonpublic information relating to the Company obtained by the Trustee in its capacity as Trustee and not to reveal any such confidential information except as necessary to comply with any court order or discovery request; and further provided that the Trustee shall give prompt notice to the Company of any such court order or discovery request received by the Trustee;

     (j) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty;

     (k) The Trustee shall not be required to give any note or surety in respect of the execution of the trusts and powers under this Indenture;

     (l) The Trustee shall not be deemed to have notice or knowledge of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge therefor unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

     (m) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

     (n) The Trustee may request that the Company delivers an Officers' Certificate setting forth the names of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     SECTION 604. Not Responsible for Recitals or Issuance of Debt Securities.

     The recitals contained herein and in the Debt Securities, except the Trustee's certificates of authentication, and in any coupons, and the information in any registration statement, including all attachments thereto, except information provided by the Trustee therein, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for this correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities of any series or any coupons or any Capital Securities. The Trustee shall not be accountable for the use or application by the Company of any Debt Securities or the proceeds thereof. The Trustee shall not be responsible for and makes no representations to the Company's ability or authority to issue Bearer Securities or the lawfulness thereof.

     SECTION 605. May Hold Debt Securities or Coupons.

     The Trustee, any Paying Agent, the Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and coupons, and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such agent.

     SECTION 606. Money Held in Trust.

     Money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

     SECTION 607. Compensation and Reimbursement.

     The Company agrees

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in any of its capacities hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) such compensation to be agreed to in writing between the Trustee and the Company;

          (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

          (3) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense including taxes (other than taxes based upon the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, in any of its capacities hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     As security for the performance of the obligations of the Company under this Section, the Company and the Holders agree that the Trustee shall have a claim prior to the Debt Securities and any coupons upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Debt Securities or any coupons. The claims of the Trustee under this Section shall not be subject to the provisions or Article Eighteen.

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

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(1) or Section 501(2), the expenses (including reasonable fees and expenses of its counsel) and the compensation for the services in connection therewith are intended to constitute expenses of administration under Bankruptcy Law.

     The provisions of this Section shall survive resignation or removal of the Trustee and the termination of this Indenture.

     SECTION 608. Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1) of the Trust Indenture Act. The Trustee is subject to
Section 310(b) of the Trust Indenture Act.

     SECTION 609. Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $5,000,000, and subject to supervision or examination by Federal or State authority; provided, however, that if Section 310(a) of the Trust Indenture Act or the rules and regulations of the Commission under the Trust Indenture Act at any time permit a corporation organized and doing business under the laws of any other jurisdiction to serve as trustee of an indenture qualified under the Trust Indenture Act, this Section 609 shall be automatically amended to permit a corporation organized and doing business under the laws of any such other jurisdiction to serve as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any person directly or indirectly controlling, controlled by or under common control with the Company may serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 610. Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

     (b) The Trustee may resign at any time with respect to the Debt Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the retiring Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

     (c) The Trustee may be removed at any time with respect to the Debt Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, delivered to the Trustee and to the Company.

     (d) If at any time:

          (1) the Trustee shall cease to be eligible under Section 609 with respect to any series of Debt Securities and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (2) the Trustee shall become incapable of acting with respect to any series of Debt Securities or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or other similar official of the Trustee or of its property or affairs, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, or

          (3) the Trustee shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator or other similar official of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to such series or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Debt Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee for the Debt Securities of such series and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting with respect to any series of Debt Securities, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debt Securities or one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debt Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debt Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debt Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debt Securities of any series shall have been so appointed by the Company or the Holders and accepted anointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debt Securities of any series and each appointment of a successor Trustee with respect to the Debt Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Security Register and, if Debt Securities of such series are issuable as Bearer Securities, by publishing notice of such event once in an Authorized Newspaper in each Place of Payment located outside the United States. Each notice shall include the name of the successor Trustee with respect to the Debt Securities of such series and the address of its Corporate Trust Office.

     SECTION 611. Acceptance of Appointment by Successor.

     (a) In the case of an appointment hereunder of a successor Trustee with respect to all Debt Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     (b) In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee upon payment of its charges, and each successor Trustee with respect to the Debt Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties

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

of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
(3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates; but, on the request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates.

     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the executing or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities. In case any Debt Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Debt Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

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

     SECTION 613. Preferential Collection of Claims Against Company.

     (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Debt Securities and coupons and the holders of other indenture securities (as defined in Subsection (c) of this Section):

          (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a voluntary or involuntary case had been commenced in respect of the Company under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law upon the date of such default; and

          (2) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

     Nothing herein contained, however, shall affect the right of the Trustee:

          (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law;

          (B) to realize, for its own account, upon any property held by it as security for any such claim if such property was so held prior to the beginning of such three-month period;

          (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no

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

     reasonable cause to believe that a default as defined in Subsection (c) of this Section would occur within three months; or

          (D) to receive payment on any claim referred to in paragraph (B) or
     (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

     For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

     If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee and the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such

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

distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

     Any Trustee which has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

          (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three-month period; and

          (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

     (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from

          (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

          (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

          (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

          (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Subsection (c) of this Section;

          (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

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

          (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self- liquidating paper as defined in Subsection (c) of this Section.

     (c) For the purposes of this Section only:

               (1) The term "default" means any failure to make payment in full of the principal of or interest on any of the Debt Securities or upon the other indenture securities when and as such principal or interest becomes due and payable.

               (2) The term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture
          (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

               (3) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks and payable upon demand.

               (4) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

               (5) The term "Company" means any obligor upon the Debt
          Securities.

     SECTION 614. Authenticating Agent.

     The Trustee shall upon Company request appoint one or more authenticating agents (including, without limitation, the Company or any Affiliate thereof) with respect to one or more series of Debt Securities which shall be authorized on behalf of the Trustee in authenticating Debt Securities of such series in connection with the issue, delivery, registration of transfer, exchange, partial redemption or repayment of such Debt Securities. Wherever reference is made in this Indenture to the authentication on behalf of the Trustee by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Company and must be a

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

corporation organized and doing business under the laws of the United States or of any State, having a principal office in the Borough of Manhattan, The City of New York, having a combined capital surplus of at least $1,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities or the equivalent foreign authority in the case of an authenticating agent who is not organized and doing business under the laws of the United States or of any State thereof or the District of Columbia.

     Any corporation succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

     An authenticating agent may at any time resign with respect to one or more series of Debt Securities by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of an authenticating agent with respect to one or more series of Debt Securities by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent herein. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section.

     The Company agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section, subject to the provisions of Section 607.

     The provisions of Sections 104, 111, 306, 309, 603, 604 and 605 shall be applicable to any authenticating agent.

     Pursuant to each appointment made under this Section, the Debt Securities of each series covered by such appointment may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

     This is one of the Debt Securities, of the series designated herein, described in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee


By
   ---------------------------------------
   As Authenticating Agent for the Trustee


By
   --------------------
   Authorized Signatory

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

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to be furnished to the Trustee with respect to Debt Securities of each series for which it acts as Trustee:

          (1) semi-annually, not more than 15 days after the Regular Record Date in respect of the Debt Securities of such series or on June 30 and December 31 of each year with respect to each series of Debt Securities for which there are no Regular Record Dates, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities as of such Regular Record Date or June 15 or December 15, as the case may be, and

          (2) At such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

     SECTION 702. Preservation of Information; Communications to Holders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Registered Securities contained in the most recent list furnished to the Trustee as provided in
Section 701 and the names and addresses of Holders of Registered Securities received by the Trustee in its capacity as Paying Agent or Security Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished. The Trustee shall preserve for at least two years the names and addresses of Holders of Bearer Securities filed with the Trustee pursuant to Section 703(c).

     (b) If three or more Holders of Debt Securities of any series (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee proof that each such applicant has owned a Debt Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debt Securities of such series (in which case the applicants must hold Debt Securities of such series) or with all Holders of Debt Securities with respect to their rights under this Indenture or under the Debt Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business days after the receipt of such application, at its election, either

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

     (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

     (ii) inform such applicants as to the approximate number of Holders of Debt Securities of such series or of all Debt Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate time of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender, otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their applications.

     (c) Every Holder of Debt Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with
Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers' Certificate).

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

     SECTION 703. Reports by Trustee.

     (a) Within 60 days after May 15 of each year commencing with the year 2002, the Trustee shall transmit by mail to all Holders of Debt Securities of any series with respect to which it acts as Trustee, as provided in Subsection (c) of this Section, a brief report dated as of such May 15 with respect to any of the following events which may have occurred within the previous twelve months (but if no such event has occurred within such period, no report need be transmitted):

          (1) any change to its eligibility under Section 609 and its qualifications under Section 608;

          (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debt Securities of such series or any related coupons, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2% of the principal amount of the Outstanding Debt Securities of such series on the date of such report;

          (3) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or any other obligor on the Debt Securities of such series) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 613(b)(2), (3), (4) or (6);

          (4) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

          (5) any additional issue of Debt Securities which the Trustee has not previously reported; and

          (6) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Debt Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602;

provided, however, that if the Trust Indenture Act is amended subsequent to the date hereof to eliminate the requirement of the Trustee's brief report, the report required by this Section need not be transmitted to any Holders.

     (b) The Trustee shall transmit by mail to all Holders of Debt Securities of any series for which it acts as the Trustee, as provided in Subsection (c) of this Section, a brief report with respect

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

to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a right or charge, prior to that of the Debt Securities of such series, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this Subsection, except that the Trustee for each series shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Debt Securities of such series Outstanding at such time, such report to be transmitted within 90 days after such time.

     (c) Reports pursuant to this Section shall be transmitted by mail:

          (1) to all Holders of Registered Securities, as the names and addresses of such Holders appear in the Security Register;

          (2) to such Holders of Bearer Securities as have, within the two years preceding such transmissions, filed their names and addresses with the Trustee for that purpose; and

          (3) except in the case of reports pursuant to Subsection (b) of this Section, to each Holder of a Debt Security whose name and address is preserved at the time by the Trustee, as provided in Section 702(a).

     (d) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Debt Securities of such series are listed, with the Commission and also with the Company. The Company will notify the Trustee when any series of Debt Securities are listed on any stock exchange.

     SECTION 704. Reports by Company.

     The Company will:

     (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a National Securities Exchange as may be prescribed from time to time in such rules and regulations;

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     (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

     (c) transmit by mail to all Holders of Debt Securities, in the manner and to the extent provided in Section 703(c) with respect to reports pursuant to
Section 703(a), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers' Certificates).

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 801. Company May Consolidate, etc., Only on Certain Terms.

     The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

     (a) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any political subdivision thereof or any State thereof and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including all additional amounts, if any, payable pursuant to Section 1006) on all the Debt Securities and any related coupons and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

     (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

     (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and, such

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supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been met.

     SECTION 802. Successor Corporation Substituted.

     Upon any consolidation with or merger into any other corporation, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter, except in the case of a lease, the Company (which term for this purpose shall mean the Person named as the "Company" in the first paragraph of this instrument or any successor corporation which shall theretofore have become such in the manner presented in this Article) shall be relieved of all obligations and covenants under this Indenture and the Debt Securities and coupons.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

     SECTION 901. Supplemental Indentures without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter onto one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to the Company, and the assumption by such successor of the covenants of the Company herein and in the Debt Securities contained; or

          (2) to add to the covenants of the Company, for the benefit of the Holders of all or any series of Debt Securities or coupons (and if such covenants are to be for the benefit of less than all series of Debt Securities, or coupons stating that such covenants are expressly being included solely for the benefit of such series), to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to surrender any right or power herein conferred upon the Company; or

          (3) to add to any additional Events of Default (and if such Events of Default are to be applicable to less than all series of Debt Securities, stating that such Events of Default are expressly being included solely to be applicable to such series); or

          (4) to add to, change or eliminate any of the provisions of this Indenture to

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     provide that Bearer Securities may be remittable as to principal, to change or eliminate any restrictions on the payment of principal (or premium, if any) on Registered Securities or of principal (or premium, if any) or any interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Debt Securities of any series or any related coupons in any material respect; or

          (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination (a) shall become effective only when there is no Debt Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or (b) shall not apply to any Debt Security Outstanding; or

          (6) to establish the form or terms of Debt Securities of any series as permitted by Sections 201 and 301; or

          (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

          (8) to evidence any changes to Section 608, 609 or 703(a) permitted by the terms thereof; or

          (9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with any provision of this Indenture, provided such other provisions shall not adversely affect the interests of the Holders of Debt Securities of any series or any related coupons in any material respect; or

          (10) to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided such action shall not adversely affect the interest of Holders of the Debt Securities of any series or any appurtenant coupons in any material respect.

     SECTION 902. Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture, by Act of said

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Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture of such Debt Securities of such series and any related coupons; provided, however, that an indenture supplemental hereto which changes the required ownership set forth in the definition of Controlled Subsidiary in Section 101 hereof from 80% to a majority but does not change any other provision of this Indenture or modify in any other manner the rights of the Holders of all the Debt Securities under this Indenture may be entered into with the consent of the Holders of at least a majority in principal amount of the Outstanding Debt Securities of each series; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security or coupon affected thereby,

          (1) change the Stated Maturity of the principal or any installment of principal of, or any installment of interest on, any Debt Security, or reduce the principal amount thereof or the interest hereon or any premium payable upon redemption or repayment thereof, or change any obligation of the Company to pay additional amounts pursuant to Section 1006 (except as contemplated by Section 801(1) and permitted by Section 901(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment, or the coin or currency in which any Debt Security or the interest thereon or any coupon is payable, or impair any right to the delivery of Capital Securities in exchange for Debt Securities provided for in this Indenture or the right to institute suit for the enforcement of any such payment or delivery on or after the Stated Maturity thereof (or, in the case of redemption, repayment or exchange, on or after the Redemption Date, Repayment Date or Capital Exchange Date, as the case may be); or

          (2) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1604 for quorum or voting; or

          (3) modify any of the provisions of this Section, Section 513 or
     Section 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and
     Section 1007, or the deletion of this provision, in accordance with the requirements of Section 611(b) and 901(7); or

          (4) adversely affect the right to repayment, if any, of Debt Securities of any series at the option of the Holders thereof; or

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          (5) impair the right of any Holder of Debt Securities of any series to receive Capital Securities on any Capital Exchange Date for Debt Securities of such series with a Market Value equal to the principal amount of such Holder's Debt Securities of such series or in an amount sufficient to provide proceeds upon sale by the Company in the Secondary Offering equal to the principal amount of such Holder's Debt Securities of such series; or

          (6) impair the right of any Holder of Convertible Securities of any series to convert such Debt Securities pursuant to Article Nineteen; and provided, further, that no change shall be made in the provisions of Article Eighteen that will affect adversely the holders of Senior Debt without the consent of the holders of all Senior Debt Outstanding.

     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

     It shall not be necessary for any Act of Holders of the Debt Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 903. Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 904. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall be bound thereby.

     SECTION 905. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

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     SECTION 906. Reference in Debt Securities to Supplemental Indenture.

     Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities of any series and any appurtenant coupons so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities of such series and any appurtenant coupons.

                                   ARTICLE TEN

                                    COVENANTS

     SECTION 1001. Payment of Principal, Premium and Interest.

     The Company covenants and agrees for the benefit of each series of Debt Securities and any appurtenant coupons that it will duly and punctually pay the principal of (and premium, if any) and interest on the Debt Securities and any appurtenant coupons in accordance with the terms of the Debt Securities, any appurtenant coupons and this Indenture. Any interest due on Bearer Securities on or before Maturity, other than additional amounts, if any, payable as provided in Section 1006 in respect of principal of (or premium, if any, on) such a Debt Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. For all purposes of this Indenture, the exchange of Capital Securities for Debt Securities of any series pursuant to the Indenture shall constitute full payment of principal of the Debt Securities of such series being exchanged on any Capital Exchange Date for Debt Securities of such series, without prejudice to any Holder's rights pursuant to Section 1413.

     SECTION 1002. Maintenance of Office or Agency.

     The Company will maintain in each Place of Payment for any series of Debt Securities an office or agency where Debt Securities (but, except as otherwise provided below, unless such Place of Payment is located outside the United States, not Bearer Securities) may be presented or surrendered for payment, where Debt Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities and this Indenture may be served. If Debt Securities of a series are issuable as Bearer Securities, the Company will maintain, subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for such series which is located outside the United States where Debt Securities of such series and the related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Debt Securities of such series pursuant to Section 1006); provided, however, that if the Debt Securities of such series are listed on the Stock

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Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg
Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, so long as the Debt Securities of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Bearer Securities of that series pursuant to Section 1006) at the place specified for the purpose pursuant to Section 301(5).

     No payment of principal of, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, payment of principal of and any premium and interest denominated in Dollars (including additional amounts payable in respect thereof) on any Bearer Security may be made at an office or agency of, and designated by, the Company located in the United States if (but only if) payment of the full amount of such principal, premium, interest or additional amounts in Dollars at all offices outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions and the Trustee receives an Opinion of Counsel that such payment within the United States is legal. Unless otherwise provided as contemplated by Section 301 with respect to any series of Debt Securities, at the option of the Holder of any Bearer Security or related coupon, payment may be made by check in the currency designated for such payment pursuant to the terms of such Bearer Security presented or mailed to an address outside the United States or by transfer to an account in such currency maintained by the payee with a bank located outside the United States.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of such Place of Payment) where the Debt Securities of one or more series and any appurtenant coupons (subject to the preceding paragraph) may be presented or surrendered for any or all such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in each Place of Payment for any series of Debt Securities, for such purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

     SECTION 1003. Money for Debt Securities Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent with respect to any series of Debt Securities, it will, on or before each due date of the principal of (and premium, if any) or

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interest on any of the Debt Securities of such series and any appurtenant coupons, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure to so act.

     Whenever the Company shall have one or more Paying Agents with respect to any series of Debt Securities, it will prior to each due date of the principal of (and premium, if any) or interest on any Debt Securities of such series and any appurtenant coupons, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its actions or failure to so act.

     The Company will cause each Paying Agent with respect to any series of Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debt Securities of such series and any appurtenant coupons in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debt Securities of such series or any appurtenant coupons) in the making of any payment of principal of (and premium, if any) or interest on the Debt Securities of such series or any appurtenant coupons; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of terminating its obligations under this Indenture with respect to Debt Securities of any series or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any principal and interest received on the Eligible Instruments deposited with the Trustee or any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debt Security of any

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series or any appurtenant coupon or any money on deposit with the Trustee or any
Paying Agent representing amounts deducted from the Redemption Price or Repayment Price with respect to unmatured coupons not presented upon redemption or exercise of the Holder's option for repayment pursuant to Section 1106 or 1303 and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed Property
Law) be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debt Security or any coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money (including the principal and interest received on Eligible Instruments deposited with the Trustee), and all liability of the Company as trustee thereof, shall thereupon cease;
provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, and each Place of Payment or mailed to each such Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 1004. Officers' Certificate as to Default.

     The Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company (which on the date hereof is the calendar year) ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and, if the Company shall be in default, specifying all such defaults and the nature thereof of which they may have knowledge.

     SECTION 1005. Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, the Bank.

     The Company will not:

          (1) sell, transfer or otherwise dispose of any shares of Voting Stock of the Bank or permit the Bank to issue, sell or otherwise dispose of any shares of its Voting Stock, unless, after giving effect to any such transaction, the Bank remains a Controlled Subsidiary; or

          (2) permit the Bank to

          (a) merge or consolidate, unless the surviving corporation is a Controlled Subsidiary; or

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          (b) convey or transfer its properties and assets substantially as an entirety to any Person, except to a Controlled Subsidiary.

     SECTION 1006. Payment of Additional Amounts.

     If the Debt Securities of a series provide for the payment of additional amounts, the Company will pay to the Holder of any Debt Security of any series or any coupon appertaining thereto additional amounts upon the terms and subject to the conditions provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any) or interest on, or in respect of, any Debt Security of any series or any related coupon or the net proceeds received on the sale or exchange of any Debt Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in the terms of such Debt Securities and this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

     If the Debt Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Debt Securities (or if the Debt Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal (and premium, if any) is made, and at least 10 days prior to each date of payment of principal (and premium, if any) or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of (and premium, if any) or interest on the Debt Securities of that series shall be made to Holders of Debt Securities of that series or the related coupons who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Debt Securities of that series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Debt Securities or coupons and the Company will pay to the Trustee or such Paying Agent the additional amounts, if any, required by the terms of such Debt Securities and the first paragraph of this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

     SECTION 1007. Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 1005, with respect to the Debt Securities of any series if, before the time for such compliance the Holders of at least 66 2/3% in principal amount of the Debt Securities of such series at the time Outstanding shall, by Act of such Holders, either waive such compliance in such instance

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

or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

     SECTION 1008. Calculation of Original Issue Discount

     If Debt Securities of a series are issuable as Original Issue Discount Securities, the Company shall file with the Trustee promptly at the end of each calendar year (i) written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                 ARTICLE ELEVEN

                          REDEMPTION OF DEBT SECURITIES

     SECTION 1101. Applicability of Article.

     Debt Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Debt Securities of any series) in accordance with this Article.

     SECTION 1102. Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Debt Securities shall be evidenced by an Officers' Certificate authorized by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Debt Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount and the tenor and terms of the Debt Securities of any series to be redeemed. In the case of any redemption of Debt Securities prior to the expiration of any restriction on such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

     SECTION 1103. Selection by Trustee of Debt Securities to Be Redeemed.

     Except as otherwise specified as contemplated by Section 301 for Debt Securities of any series, if less than all the Debt Securities of any series with like tenor and terms are to be redeemed, the particular Debt Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debt Securities of such series with like tenor

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and terms not previously called for redemption, on a pro rated basis, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debt Securities of such series or any integral multiple thereof which is also an authorized denomination) of the principal amount of Registered Securities or Bearer Securities (if issued in more than one authorized denomination) of such series of a denomination larger than the minimum authorized denomination for Debt Securities of such series.

     The Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security which has been or is to be redeemed.

     SECTION 1104. Notice of Redemption.

     Notice of redemption shall be given in the manner provided in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debt Securities to be redeemed.

     All notices of redemption shall state:

          (1) the Redemption Date,

          (2) the Redemption Price,

          (3) if less than all Outstanding Debt Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Debt Securities to be redeemed,

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Debt Security to be redeemed, and that interest thereon shall cease to accrue on and after said date,

          (5) the Place or Places of Payment where such Debt Securities, together in the case of Bearer Securities with all coupons, if any, appertaining thereto maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price,

          (6) that Bearer Securities may be surrendered for payment only at such place or places which are outside the United States, except as otherwise provided in Section 1002,

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          (7) that the redemption is for a sinking fund, if such is the case,
     and

          (8) the CUSIP number, if any.

     A notice of redemption published as contemplated by Section 106 need not identify particular Registered Securities to be redeemed.

     Notice of redemption of Debt Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     SECTION 1105. Deposit of Redemption Price.

     Prior to 10:00 a.m. any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money and/or, to the extent such Debt Securities to be redeemed are denominated and payable in Dollars only, Eligible Instruments the payments of principal and interest on which when due (and without reinvestment and providing no tax liability will be imposed upon the Trustee or the Holders of the Debt Securities to be redeemed) will provide money on or prior to the Redemption Date in such amounts as will (together with any money irrevocably deposited in trust with the Trustee, without investment) be sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Debt Securities or portions thereof which are to be redeemed on that date; provided, however, that deposits with respect to Bearer Securities shall be made with a Pay Agent or Paying Agents located outside the United States except as otherwise provided in Section 1002, unless otherwise specified as contemplated by Section 301.

     SECTION 1106. Debt Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debt Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Debt Security for redemption in accordance with said notice, such Debt Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States except as otherwise provided in Section 1002), and provided further, that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debt Securities, or one or more Predecessor Securities,

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registered as such on the relevant Record Dates according to their terms and provisions of Section 307.

     If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Bearer Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted without interest thereon; provided, however, that interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside of the United States except as otherwise provided in
Section 1002.

     If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debt Security.

     SECTION 1107. Debt Securities Redeemed in Part.

     Any Registered Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Registered Security or Registered Securities of the same series and of like tenor and terms, of any authorized denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered.

                                 ARTICLE TWELVE

                                  SINKING FUNDS

     SECTION 1201. Applicability of Article.

     The provisions of this Article shall be applicable to any sinking fund for the retirement of Debt Securities of a series except as otherwise specified as contemplated by Section 301 for Debt Securities of such series.

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     The minimum amount of any sinking fund payment provided for by the terms of
Debt Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the term of Debt Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Debt Securities of any series, the amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Debt Securities of any series as provided for by the terms of Debt Securities of such series.

     SECTION 1202. Satisfaction of Sinking Fund Payments with Debt Securities.

     The Company (1) may deliver Outstanding Debt Securities of a series (other than any previously called for redemption), together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and
(2) may apply as a credit Debt Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Debt Securities of such series required to be made pursuant to the terms of such Debt Securities as provided for by the terms of such series; provided that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Debt Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Debt Securities in lieu of cash payments pursuant to this Section 1202, the principal amount of Debt Securities to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Debt Securities for redemption, except upon Company Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Debt Securities purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

     SECTION 1203. Redemption of Debt Securities for Sinking Fund.

     Not less than 60 days prior to each sinking fund payment date for any series of Debt Securities (unless a shorter period shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash, the portion thereof, if any, which is to be satisfied by crediting Debt Securities of that series pursuant to Section 1202 and the basis for any such credit and, prior to or concurrently with the delivery of such Officers' Certificate, will also deliver to the Trustee any Debt Securities to be so credited and not theretofore delivered to the Trustee. Not less than 30 days (unless a shorter period shall be satisfactory to the Trustee) before each such sinking fund payment date the Trustee

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shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Sections 1105, 1106 and 1107.

                                ARTICLE THIRTEEN

                       REPAYMENT AT THE OPTION OF HOLDERS

     SECTION 1301. Applicability of Article.

     Debt Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with their terms and (except as otherwise specified pursuant to Section 301 for Debt Securities of such series) in accordance with this Article.

     SECTION 1302. Repayment of Debt Securities.

     Each Debt Security which is subject to repayment in whole or in part at the option of the Holder thereof on a Repayment Date shall be repaid at the applicable Repayment Price together with interest accrued to such Repayment Date as specified pursuant to Section 301.

     SECTION 1303. Exercise of Option; Notice.

     Each Holder desiring to exercise such Holder's option for repayment shall, as conditions to such repayment, surrender the Debt Security to be repaid in whole or in part together with written notice of the exercise of such option at any office or agency of the Company in a Place of Payment, not less than 30 nor more than 45 days prior to the Repayment Date; provided, however, that surrender of Bearer Securities together with written notice of exercise of such option shall be made at an office or agency located outside the United States except as otherwise provided in Section 1002. Such notice, which shall be irrevocable, shall specify the principal amount of such Debt Security to be repaid, which shall be equal to the minimum authorized denomination for such Debt Security or an integral multiple thereof, and shall identify the Debt Security to be repaid and, in the case of a partial repayment of the Debt Security, shall specify the denomination or denominations of the Debt Security or Debt Securities of the same series to be issued to the Holder for the portion of the principal of the Debt Security surrendered which is not to be repaid.

     If any Bearer Security surrendered for repayment shall not be accompanied by all unmatured coupons and all matured coupons in default, such Bearer Security may be paid after deducting from the Repayment Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and

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any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Repayment Price, such Holder shall be entitled to receive the amount so deducted without interest thereon; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States except as otherwise provided in Section 1002.

     The Company shall execute and the Trustee shall authenticate and deliver without service charge to the Holder of any Registered Security so surrendered a new Registered Security or Securities of the same series, of any authorized denomination specified in the foregoing notice, in an aggregate principal amount equal to any portion of the principal of the Registered Security so surrendered which is not to be repaid.

     The Company shall execute and the Trustee shall authenticate and deliver without service charge to the Holder of any Bearer Security so surrendered a new Registered Security or Securities or new Bearer Security or Securities (and all appurtenant unmatured coupons and matured coupons in default) or any combination thereof of the same series of any authorized denomination or denominations specified in the foregoing notice, in an aggregate principal amount equal to any portion of the principal of the Debt Security so surrendered which is not to be paid; provided, however, that the issuance of a Registered Security therefor shall be subject to applicable laws and regulations, including provisions of the United States federal income tax laws and regulations in effect at the time of the exchange; neither the Company, the Trustee nor the Security Registrar shall issue Registered Securities for Bearer Securities if it has received an Opinion of Counsel that as a result of such issuance the Company would suffer adverse consequences under the United States federal income tax laws then in effect and the Company has delivered to the Trustee a Company Order directing the Trustee not to make such issuances thereafter unless and until the Trustee receives a subsequent Company Order to the contrary. The Company shall deliver copies of such Company Order to the Security Registrar.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the repayment of Debt Securities shall relate, in the case of any Debt Security repaid or to be repaid only in part, to the portion of the principal of such Debt Security which has been or is to be repaid.

     SECTION 1304. Election of Repayment by Remarketing Entities.

     The Company may elect, with respect to Debt Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity, at any time prior to any Repayment Date to designate one or more Remarketing Entities to purchase, at a price equal to the Repayment Price, Debt Securities of such series from the Holders thereof who give notice and surrender their Debt Securities in accordance with Section 1303.

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     SECTION 1305. Debt Securities Payable on the Repayment Date.

     Notice of exercise of the option of repayment having been given and the Debt Securities so to be repaid having been surrendered as aforesaid, such Debt Securities shall, unless purchased in accordance with Section 1304, on the Repayment Date become due and payable at the price therein specified and from and after the Repayment Date such Debt Securities shall cease to bear interest and shall be paid on the Repayment Date, and the coupons for such interest appertaining to Bearer Securities so to be repaid, except to the extent provided above, shall be void, unless the Company shall default in the payment of such price, in which case the Company shall continue to be obligated for the principal amount of such Debt Securities and shall be obligated to pay interest on such principal amount at the rate borne by such Debt Securities from time to time until payment in full of such principal amount.

                                ARTICLE FOURTEEN

               EXCHANGE OF CAPITAL SECURITIES FOR DEBT SECURITIES

     SECTION 1401. Applicability of Article.

     If an Officers' Certificate or supplemental indenture pursuant to Section 301 provides for the exchange of Capital Securities for Debt Securities of any series at the election of the Company or otherwise, Debt Securities of such series shall be exchanged for Capital Securities in accordance with their terms and (except as otherwise specified in such Officers' Certificate or supplemental indenture) in accordance with this Article.

     SECTION 1402. Exchange of Capital Securities for Debt Securities at Stated Maturity.

     At the Stated Maturity of Debt Securities of any series which may be exchanged, subject to prepayment prior to such Stated Maturity on the Capital Exchange Date selected by the Company for Debt Securities of such series, as described below, early exchange pursuant to Section 1403 or payment in cash pursuant to Section 502, 1416 or 1417, the Company shall exchange Capital Securities with a Market Value equal to the principal amount of the Outstanding Debt Securities of such series for the Debt Securities of such series in whole.

     The Company shall give notice in the manner provided in Section 106 to Holders of the Debt Securities of any series to be exchanged, the Trustee and the Capital Exchange Agent as to the type of Capital Securities to be exchanged for the Debt Securities of such series on the Capital Exchange Date for Debt Securities of such series. Such notice shall include a form of Capital Security Election Form substantially as set forth in Section 1409, shall make the statements and contain the information included in Section 1404(a), and shall be given no less than 90 days prior to the Stated Maturity of such Debt Securities. Notice of such Capital Exchange Date, together with the amount of Capital Securities being exchanged for each $1,000 principal amount of Debt Securities of such

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series, or the minimum denomination of the Debt Securities of such series, if larger, shall also be given by the Company in the manner required by Section 1404(b) not less than three Business days prior to such Capital Exchange Date.

     The Capital Exchange Date for any prepayment of Debt Securities of each series may be selected by the Company to be any date between a date 60 days prior to the Stated Maturity of such Debt Securities and such Stated Maturity, inclusive, and to be the date of the closing of the Secondary Offering for Debt Securities of such series. In the event the Company fails to effect such Secondary Offering, the Capital Exchange Date will be the Stated Maturity of the Debt Securities of such series. Notice of each such Capital Exchange Date, together with the amount of Capital Securities being exchanged for each $1,000 principal amount of Debt Securities of such series, or the minimum denomination of the Debt Securities of such series, if larger, shall also be given by the Company in the manner required by Section 1404(b) not less than three Business days prior to such Capital Exchange Date.

     The Company will effect each Secondary Offering such that the closing of the Secondary Offering will occur on the Capital Exchange Date.

     SECTION 1403. Right of Early Exchange of Capital Securities for Debt Securities.

     The Debt Securities of any series to be exchanged may be exchanged at the election of the Company, as a whole or from time to time in part, prior to the Stated Maturity thereof for Capital Securities with a Market Value equal to the principal amount of such Debt Securities on any early Capital Exchange Date, together with accrued interest to such Capital Exchange Date.

     The Company shall give notice in the manner provided in Section 106 to Holders of the Debt Securities of any series to be exchanged, the Trustee and the Capital Exchange Agent not less than 90 days nor more than 120 days prior to any early Capital Exchange Date for Debt Securities of such series, which notice shall include a form of Capital Security Election Form substantially as set forth in Section 1409 and make the statements and contain the information included in Section 1404(a). Notice of each such early Capital Exchange Date, together with the amount of Capital Securities being exchanged for each $1,000 principal amount of Debt Securities of such series, or the minimum denomination of such series, if larger, shall also be given by the Company in the manner required by Section 1404(b) not less than three Business days prior to such early Capital Exchange Date.

     The Company may at its option accelerate any such Capital Exchange Date within the 60-day period prior to such Capital Exchange Date by giving notice of such accelerated Capital Exchange Date, together with the amount of Capital Securities being exchanged for each $1,000 principal amount of Debt Securities of such series, or the minimum denomination of such series, if larger, in the manner required by Section 1404(b) not less than three Business days prior to such accelerated Capital Exchange Date.

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     The Company will effect each Secondary Offering such that the closing of such Secondary Offering will occur on the Capital Exchange Date.

     SECTION 1404. Notices of Exchange.

     (a) All notices of exchange subject to this paragraph shall state:

               (1) the types of Capital Securities to be exchanged for the Debt Securities of such series on the Capital Exchange Date for Debt Securities of such series;

               (2) the proposed Capital Exchange Date;

               (3) that each Holder of Debt Securities of such series being exchanged will receive on such Capital Exchange Date accrued and unpaid interest in cash and may elect to receive on such Capital Exchange Date Capital Securities with a Market Value equal to the principal amount of the Debt Securities of such series owned by such Holder and that, in the absence of any such election by the Holder, such Holder will be deemed to have received on such Capital Exchange Date Capital Securities having such Market Value and to have elected to have such Capital Securities sold for such Holder by the Company in the related Secondary Offering for cash proceeds to such Holder on such Capital Exchange Date equal to the aggregate principal amount of all Debt Securities of such series being exchanged owned by such Holder;

               (4) that on such Capital Exchange Date the Capital Exchange Price will become due and payable upon each such Debt Security to be exchanged and that interest thereon will cease to accrue on and after said date;

               (5) if less than all Outstanding Debt Securities of any series are to be exchanged, the identification and principal amount of the particular Debt Securities to be exchanged;

               (6) that each Holder for whom Capital Securities are being offered in the Secondary Offering shall be deemed to have appointed the Company its attorney-in-fact to execute any and all documents and agreements the Company deems necessary or appropriate to effect such Secondary Offering;

               (7) (A) that the Company will assume, unless advised to the contrary in writing within 30 days after the date of the notice of exchange, that the Capital Securities are to be offered for the account of the Holder, that such Holder has not held any position, office of other material relationship with the Company within three years preceding the Secondary Offering, that the Holder owns no other Capital Securities, and that after completion of the Secondary Offering the Holder will own less than one percent of the class of such Capital

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     Securities, and (B) that if any of these assumptions is not correct, the
     Holder shall promptly so advise the Company;

               (8) the Place or Places of Capital Exchange;

               (9) that Bearer Securities may be surrendered for payment or exchange only at a Place or Places of Capital Exchange which are outside the United States, except as otherwise provided in Section 1002; and

               (10) the CUSIP number, if any.

     (b) Each notice of exchange subject to this paragraph shall be given in the manner provided in Section 106 to each Holder of Debt Securities to be exchanged, and the Company shall forthwith give such notice in writing to the Trustee and the Capital Exchange Agent.

     (c) (1) Except as may otherwise be specified pursuant to Section 301 for Debt Securities of any series, if less than all the Debt Securities of any series are to be exchanged, the Company shall at least 135 days prior to the related Capital Exchange Date (unless a shorter period shall be satisfactory to the Trustee) notify the Trustee of such Capital Exchange Date and of the principal amount of Debt Securities of such series to be exchanged and the particular Debt Securities to be exchanged shall be selected not more than 135 days prior to the related Capital Exchange Date by the Trustee, from the Outstanding Debt Securities of such series not previously exchanged, on a pro rated basis, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for exchange of portions (equal to the minimum authorized denomination for Debt Securities of such series or any integral multiple thereof) of the principal amount of Registered or Bearer Securities of such series of a denomination larger than the minimum authorized denomination for Debt Securities of such series.

     In any case where Debt Securities of such series are registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Debt Security of such series.

          (2) The Trustee shall promptly notify the Company in writing of the Debt Securities selected for exchange and, in the case of any Debt Securities selected for partial exchange, the principal amount thereof to be exchanged.

          (3) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the exchange of Debt Securities shall relate, in the case of any Debt Securities exchanged or to be exchanged only in part, to the portion of the principal amount of such Debt Security which has been or is to be exchanged.

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     SECTION 1405. Rights and Duties of Holders of Debt Securities to be
Exchanged for Capital Securities.

     (a) Subject to Section 503, and without prejudice to the rights pursuant to
Section 1413 of Holders of Debt Securities of any series to be exchanged, no Holder of Debt Securities of such series shall be entitled to receive any cash from the Company on any Capital Exchange Date or at the Stated Maturity of any Debt Security of such series except from the proceeds of the sale of such Holder's Capital Securities in the related Secondary Offering and except as provided herein with respect to fractional Capital Securities, amounts equal to expenses of the sale in the related Secondary Offering of such Capital Securities, accrued and unpaid interest and acceleration upon an Event of Default. In the event that the Company does not effect such Secondary Offering, such Holder will receive Capital Securities with a Market Value equal to the principal amount of Debt Securities of such series owned by such Holder which are subject to such exchange and not cash other than in lieu of any fractional Capital Securities and for accrued and unpaid interest, without prejudice to such Holder's rights pursuant to Section 1413.

     (b) Each Holder for whom Capital Securities are being offered in the Secondary Offering shall be deemed to have appointed the Company its attorney-in-fact to execute any and all documents and agreements the Company deems necessary or appropriate to effect such Secondary Offering.

     (c) Unless advised to the contrary in writing within 30 days following the date of the notice described in Section 1404(a) by any Holder for whom Capital Securities are being offered in the Secondary Offering, the Company shall assume for the purposes of any Secondary Offering that the Capital Securities are to be offered for the account of such Holder, that such Holder has not held any position, office or other material relationship with the Company within three years preceding the Secondary Offering, that such Holder owns no other Capital Securities, and that after completion of the Secondary Offering such Holder will own less than one percent of the class of such Capital Securities.

     (d) Each Holder for whom Capital Securities are being offered in the Secondary Offering agrees to indemnify and hold harmless the Company, any other Holder, and any underwriter, agent or other similar person from and against any and all losses, claims, damages and liabilities resulting from or based upon any untrue statement or alleged untrue statement of any material fact contained in any notice of exchange, any offering memorandum or selling document or registration statement relating to the Secondary Offering, any preliminary prospectus or prospectus contained therein, or any amendment thereof or supplement thereto, or resulting from or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement, alleged untrue statement, omission or alleged omission is made therein (i) in reliance upon and in conformity with any written information furnished to the Company by or on behalf of any such Holder specifically for use in connection with the preparation thereof or (ii) because of such Holder's failure to advise the Company in writing that any of the assumptions described in Section 1404(a)(7)(A) and Subsection (c) of this Section is incorrect;

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     (e) In order for any Holder who has duly returned a Capital Security
Election Form to receive Capital Securities on any Capital Exchange Date for any Debt Security of any series, (1) the Holder of any Registered Security to be exchanged shall surrender such Debt Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder of any Registered Security or his attorney duly authorized in writing), to the Capital Exchange Agent on the Capital Exchange Date, and (2) the Holder of any Bearer Security to be exchanged shall surrender such Debt Security and all unmatured coupons and all matured coupons in default with the Capital Security Election Form at a Place of Capital Exchange outside the United States designated pursuant to Section 1404(a)(8) except as otherwise provided in
Section 1002. If the Holder of a Bearer Security is unable to produce any such Debt Security or coupons, the surrender of such Debt Security or coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Capital Exchange Agent harmless in respect of such Debt Security or coupons. Except as provided in Section 307, no payment or adjustment shall be made upon any exchange on account of any interest accrued on any Debt Securities surrendered for exchange or on account of any dividends or interest on the Capital Securities issued upon exchange.

     (f) Debt Securities of any series to be exchanged shall be deemed to have been exchanged on the Capital Exchange Date therefor in accordance with the foregoing provision, and at such time the rights of the Holders of such Debt Securities as Holder shall cease (subject to the provisions of Section 307 and without prejudice to the rights of Holders of Debt Securities of such series pursuant to Section 1413), and the Person or Persons entitled to receive the Capital Securities issuable upon such exchange shall be treated for all purposes as the record holder or holders of such Capital Securities at such time.

     SECTION 1406. Election to Exchange.

     The election of the Company to exchange Capital Securities for Debt Securities pursuant to Section 1403 shall be evidenced by a Board Resolution.

     SECTION 1407. Deposit of Capital Exchange Price.

     On any Capital Exchange Date for Debt Securities of any series which may be exchanged, the Company shall deposit with the Trustee or with a Capital Exchange Agent in the Borough of Manhattan, The City of New York (or, if the Company is acting as Capital Exchange Agent, segregate and hold in trust as provided in
Section 1003) Capital Securities and an amount of money which together are sufficient to pay the Capital Exchange Price of, and (except if such Capital Exchange Date shall be an Interest Payment Date) accrued interest on, all the Debt Securities of such series or portions thereof which are to be exchanged on that date; provided, however, that deposits with respect to Bearer Securities shall be made with a Capital Exchange Agent or Capital Exchange Agents, located outside the United States except as otherwise provided in Section 1002, unless otherwise specified as contemplated by Section 301.

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     SECTION 1408. Debt Securities Due on Capital Exchange Date; Debt Securities
Exchanged in Part.

     Notice of exchange having been given as aforesaid, the Debt Securities of any series so to be exchanged shall, on the Capital Exchange Date for such Debt Securities, become due and payable at the Capital Exchange Price therein specified, and from and after such date (unless the Company shall default in the payment of the Capital Exchange Price and accrued interest) Debt Securities of such series to be exchanged shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be exchanged, except to the extent provided below, shall be void. Upon surrender of any Debt Security of such series for exchange in accordance with said notice, such Debt Security shall be paid by the Company at the Capital Exchange Price, together with accrued interest to the Capital Exchange Date; provided, however, that if such Capital Exchange Date is an Interest Payment Date, the interest payable on such date shall be paid to the Holder of Debt Securities of such series according to the terms of the Debt Securities of such series and the provisions of Section 307; and provided further, that exchanges of Bearer Securities shall be made only and installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Capital Exchange Date shall be payable only at an office or agency located outside the United States except as otherwise provided in Section 1002 and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those Bearer Securities and coupons.

     If any Bearer Security surrendered for exchange shall not be accompanied by all unmatured coupons and all matured coupons in default such Bearer Security may be paid after deducting from the Capital Exchange Price an amount equal to the face amount of all missing coupons, or the surrender of such missing coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Capital Exchange Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or Capital Exchange Agent any such missing coupon in respect of which a deduction shall have been made from the Capital Exchange Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest on Bearer Securities shall be payable only at an office or agency located outside of the United States except as otherwise provided in Section 1002.

     If any Debt Security of any series called for exchange shall not be so paid or exchanged upon surrender thereof for exchange, the principal shall, until paid, bear interest from such Capital Exchange Date at the rate or rates prescribed therefor in such Debt Security; provided, however, that in the case of Bearer Securities, any such principal and interest thereon shall be paid at an office or agency located outside the United States except as otherwise provided in Section 1002.

     Any Registered Security which is to be exchanged only in part shall be surrendered as provided herein (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or his attorney duly authorized in writing) and the Company shall execute, the Trustee shall authenticate and there shall be delivered to the Holder of such Debt Security without service charge

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a new Registered Security or Securities of the same series, of any authorized denomination or denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unexchanged portion of principal of the Debt Security so surrendered.

     Any Bearer Security which is to be exchanged only in part shall be surrendered as provided herein and the Company shall execute, the Trustee shall authenticate and there shall be delivered to the Holder of such Debt Security without service charge a new Registered Security or Securities or new Bearer Security or Securities (and all appurtenant unmatured coupons and coupons in default) or any combination thereof of the same series, of any authorized denomination or denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unexchanged portion of principal of the Debt Security so surrendered; provided, however, the issuance of a Registered Security therefor shall be subject to applicable laws and regulations, including provisions of the United States federal income tax laws and regulations in effect at the time of the exchange; neither the Company, the Trustee nor the Security Registrar shall issue Registered Securities in exchange for Bearer Securities if it has received an Opinion of Counsel that as a result of such exchanges the Company would suffer adverse consequences under the United States federal income tax laws then in effect and the Company has delivered to the Trustee a Company Order directing the Trustee not to make such exchanges thereafter unless and until the Company delivers to the Trustee a subsequent Company Order to the contrary. The Company shall deliver copies of such Company Orders to the Security Registrar.

     SECTION 1409. Form of Capital Security Election Form.

     The form of Capital Security Election Form shall be substantially as follows with such additions, deletions, or changes thereto as may be approved by the Company:

                         CAPITAL SECURITY ELECTION FORM

To:
[Insert Names and Addresses of
Capital Exchange Agents]

     The undersigned Holder of [insert title of Debt Security] ("Debt Securities") of New York Community Bancorp, Inc. hereby elects to receive on the
Capital Exchange Date determined pursuant to the Indenture dated as of    , 2002
                                                                       --
("Indenture"), between Washington Mutual, Inc. and Wilmington Trust Company, as Trustee, and referred to in the notice of exchange published or delivered to the undersigned with this Capital Security Election Form, Capital Securities of New York Community Bancorp, Inc. with a Market Value equal to the principal amount of the Debt Securities being exchanged owned by the undersigned Holder and, in the case of Bearer Securities, delivered herewith together with all coupons appertaining thereto. Unless this Capital Security Election Form together with, in the case of Bearer Securities, such Bearer Securities and coupons, is received by any Capital Exchange Agent named above at an address shown above on or prior to

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   , the Holder will be deemed to have elected to participate in the sale of the
--
Holder's Capital Securities in the Secondary Offering and will receive cash on the Capital Exchange Date in an amount equal to the principal amount of all Debt Securities being exchanged owned by the Holder. All terms used herein and not otherwise defined herein shall have the meanings specified in the Indenture.

Dated
          --------------
          Name of Holder

     SECTION 1410. Fractional Capital Securities.

     No fractional Capital Securities shall be issued upon exchange for any Debt Securities. If more than one Debt Security of any series shall be surrendered for exchange at one time by the same Holder, the amount of all Capital Securities which shall be issuable upon exchange thereof shall be computed on the basis of the aggregate principal amount of Debt Securities of such series so surrendered. In lieu of issuing any fractional Capital Security, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Market Value of the Capital Security.

     SECTION 1411. Company to Obtain Governmental and Regulatory Approvals.

     The Company covenants that if any Capital Securities required to be exchanged for Debt Securities hereunder require registration with or approval of any governmental authority under any federal or state law, of any national securities exchange, before such Capital Securities may be issued, the Company will in good faith and as expeditiously as possible endeavor to cause such Capital Securities to be duly registered or approved, as the case may be; provided, however, that nothing in this Section shall be deemed to affect in any way the obligation of the Company to exchange Capital Securities for Debt Securities as provided in this Article.

     SECTION 1412. Taxes on Exchange.

     The Company will pay any and all transfer, stamp or similar taxes that may be payable in respect of the issue or delivery of Capital Securities in exchange for Debt Securities pursuant hereto.

     SECTION 1413. Covenants as to Capital Securities and Secondary Offering.

     (a) The Company covenants that it will issue, or cause to be issued, Capital Securities of the type, in the amounts and at the times required by this Indenture.

     (b) The Company covenants that all Capital Securities which may be issued in exchange for Debt Securities will upon issuance be duly and validly issued and, if applicable, fully paid and nonassessable.

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     (c) The Company unconditionally undertakes to sell Capital Securities in each Secondary Offering (and to bear all expenses of each Secondary Offering, including underwriting discounts and commissions) at the times and in the manner required by this Indenture unless all Holders have duly elected to receive Capital Securities on the related Capital Exchange Date.

     (d) The Company agrees to indemnify and hold harmless in connection with any Secondary Offering any Holder for the account of whom Capital Securities are being offered and sold from and against any and all losses, claims, damages and liabilities resulting from or based upon any untrue statement or alleged untrue statement of any material fact contained in any notice of exchange, any offering memorandum or selling document or registration statement relating to the Secondary Offering, any preliminary prospectus or prospectus contained therein, or any amendment thereof or supplement thereto, or resulting from or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or resulting from the Company's failure to comply with Section 1411; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement, alleged untrue statement, omission or alleged omission made therein (i) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for use in connection with the preparation thereof or (ii) because of such Holder's failure to advise the Company in writing that any of the assumptions described in Section 1404(a)(7)(A) is incorrect. In connection with any Secondary Offering, the Company agrees to obtain appropriate indemnification of any Holder for the account of whom Capital Securities are being offered and sold in any Secondary Offering from any underwriter, agent or other similar person.

     SECTION 1414. Provision in Case of Consolidation, Merger or Transfer of Assets.

     In case of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation), or in case of any conveyance or transfer of the properties and assets of the Company substantially as an entirety, the corporation formed by such consolidation or the corporation into which the Company shall have been merged or the corporation with shall have acquired such assets of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Debt Security then Outstanding shall have the right thereafter to receive securities of such successor on the Capital Exchange Date for such Debt Security with a Market Value equal to the principal amount of such Debtor Security. The above provisions of this Section shall similarly apply to successive consolidations, mergers, conveyances or transfers.

     SECTION 1415. Responsibility of Trustee.

     The Trustee shall not at any time be under any duty or responsibility to any Holder of Debt Securities of any series to be exchanged to determine the Market Value of any Capital Securities delivered in exchange for Debt Securities of such series and may rely on and shall be entitled to

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receive prior to any Capital Exchange Date for Debt Securities of such series an
Officers' Certificate of the Company as to the Market Value of the Capital Securities being exchanged for the Debt Securities of such series and the amount of Capital Securities being exchanged for each $1,000 principal amount of Debt Securities of such series or the minimum denomination of such series, if larger, and that such Capital Securities qualify as Capital Securities under the definition thereof contained herein. The Trust shall not be accountable with respect to the validity or value (or the kind or amount) of any Capital Securities which may at any time be issued or delivered in exchange for any Debt Security; and the Trustee does not make any representation with respect thereto. The Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any Capital Securities or Capital Security certificates or other securities or property upon the surrender of any Debt Security for the purpose of exchange or to comply with any of the covenants of the Company contained in this Article.

     SECTION 1416. Revocation of Obligation to Exchange Capital Securities for Debt Securities.

     The Company's obligation to exchange Capital Securities for Debt Securities of any series as provided in Section 1402 is absolute and unconditional; provided, however, that such obligation may be revoked at the option of the Company at any time on not less than 60 days' prior notice given in the manner provided in Section 106 to the Holders of Debt Securities of such series, the Trustee and the Capital Exchange Agent, if the Company shall determine that under then regulations of the Company's Primary Federal Regulator either the Debt Securities are no longer includable as capital or it is no longer necessary for the Company to be obligated to exchange Capital Securities for Debt Securities in order for the Debt Securities to maintain the same capital treatment as they are then receiving under such regulations or if approval of the Primary Federal Regulator is obtained for such revocation.

     In the event such obligation is revoked

     (a) the Company will pay the Debt Securities of such series in cash at 100% of the principal amount thereof on the Stated Maturity thereof, and

     (b) the Company may, at any time on or after a date selected by the Company, on not less than 60 days' prior notice given in the manner provided in
Section 106 to the Holders of Debt Securities of such series and the Trustee, redeem the Debt Securities of such series, in whole or in part, for cash at 100% of the principal amount thereof, plus accrued interest to the Redemption Date.

     SECTION 1417. Optional Securities Funds.

     (a) (1) With respect to Debt Securities of any series for which an Officers' Certificate or supplemental indenture pursuant to Section 301 provides that the Debt Securities of such series are exchangeable for Capital Securities, the Company may elect to establish a fund (referred to herein as the "Optional Securities Funds") to

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

          which funds may at any time be designated by the Company as provided in Section 1502 as if such Optional Securities Funds were Securities Funds (as defined in Article Fifteen) to be used to pay the principal of the Debt Securities of such series.

               (2) Notwithstanding any provisions to the contrary contained in this Indenture or in the Debt Securities of any series, neither funds designated as Optional Securities Funds nor any other property from time to time held as Optional Securities Funds shall be deemed to be for any purpose property of the Holders or trust funds for the benefit of the Holders, and the Optional Securities Funds shall not constitute security for the payment of the Debt Securities.

     (b) In lieu of, or in addition to, any exchange of Capital Securities for Debt Securities of any series which may be made in accordance with the provisions of Sections 1402 and 1403, the Company may elect to redeem the Debt Securities of such series in accordance with the provisions of Section 1106 and the terms of the Debt Securities of each series, in whole or in part, by paying the principal of such Debt Securities with funds designated as Optional Securities Funds at a price equal to the percentage of the principal amount established in the terms of the Debt Securities of such series on the Redemption Date of the Debt Securities to be so redeemed, and (except if such Redemption Date shall be an Interest Payment Date) by paying accrued interest on such Debt Securities. If such Redemption Date is an Interest Payment Date, the interest payable on such date shall be paid to the Holder of Debt Securities of such series according to the terms of the Debt Securities of such series and the provisions of Section 307.

     (c) The Company shall give notice of such proposed redemption in the manner provided in Section 106 to the Holders of the Debt Securities of such series within the time prescribed for the giving of the initial notice in Section 1402 or 1403, depending upon the Redemption Date selected by the Company. Such notice shall state the Redemption Date and the place or places where the Debt Securities of the series to be paid are to be surrendered for payment; provided, however, if such redemption is of less than all of the Debt Securities of such series and is to be made on a Capital Exchange Date specified in accordance with
Section 1402 or 1403, then such notice may be incorporated into any initial notice of such Capital Exchange Date and provided that no notice of any redemption may be given unless there are sufficient Optional Securities Funds to pay the principal amount of the Debt Securities to be redeemed.

     (d) If less than all the Debt Securities of any series are to be so redeemed, then Sections 1404(c) and 1408 shall apply to the redemption in the same manner as if such Debt Securities were to be exchanged for Capital Securities.

     (e) Funds designated as Optional Securities Funds shall be released from such designation under the circumstances described in Section 1503.

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                                 ARTICLE FIFTEEN

                                SECURITIES FUNDS

     SECTION 1501. Creation of Securities Funds.

     A fund (the "Securities Funds") will be established when specified in an Officers' Certificate or supplemental indenture pursuant to Section 1502, to be used to pay the principal of the Debt Securities of that series.

     Notwithstanding any provision to the contrary contained in this Indenture or in the Debt Securities of any series, neither funds designated as Securities Funds nor any other property from time to time held as Securities Funds shall be deemed to be for any purpose property of the Holders or trust funds for the benefit of the Holders, and the Securities Funds shall not constitute security for the payment of the Debt Securities.

     SECTION 1502. Designations of Securities Funds.

     The Securities Funds will consist of amounts equal to (i) the net proceeds of the sale of Capital Securities for cash from time to time after the date of initial issuance of the Debt Securities of any series for which funds may be designated by the Company as provided in this Section, and (ii) the market value, as determined by the Company, of Capital Securities sold from time to time after the date of initial issuance of the Debt Securities of such series in exchange for other property, less the expenses to effect any such exchanges, and
(iii) other funds which the regulations of the Primary Federal Regulator then permit for the payment of principal of "mandatory convertible securities (equity commitment notes or equity contract notes)" as defined in such regulations; provided that (x) the Company has designated such amounts as Securities Funds on its books and records in the manner required by the Primary Federal Regulator, and (y) there shall be deducted from the Securities Funds an amount equal to the amount of any funds used to redeem or repay the Debt Securities of such series for which Securities Funds are required to be designated or any similar securities.

     SECTION 1503. Covenant of the Company to Obtain Securities Funds.

     Notwithstanding anything else contained herein, the Company hereby covenants and agrees that with regard to the Debt Securities of any series which by its terms require the designation of Securities Funds (i) by the Interest Payment Date which occurs on or next preceding the date when one-third of the period from the date of issuance of the Debt Securities of such series to their Stated Maturity has elapsed, it will have obtained Securities Funds in an amount that will equal at least one-third of the original aggregate principal amount of the Debt Securities of such series (or such lesser amount as the Primary Federal Regulator may permit from time to time) and will have prepared and delivered to the Trustee an Officer's Certificate to the foregoing effect, (ii) by the Interest Payment Date which occurs on or next preceding the date when two-thirds of the period from the date of

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

issuance of the Debt Securities of such series to their Stated Maturity has elapsed, it will have obtained Securities Funds in the amount that will equal at least two-thirds of the original aggregate principal amount of the Debt Securities of such series (or such lesser amount as the Primary Federal Regulator may permit from time to time) and will have prepared and delivered to the Trustee an Officers' Certificate to the foregoing effect, and (iii) by 60 days prior to the Stated Maturity of the Debt Securities of such series, it will have obtained Securities Funds in an amount that will equal not less than the original aggregate principal amount of the Debt Securities of such series (or such lesser amount as the Primary Federal Regulator may permit from time to time) and will have prepared and delivered to the Trustee an Officers' Certificate to the foregoing effect; provided, however, that such covenant and agreement of the Company shall be canceled, and amounts therefore designated as Securities Funds will be released from such designation in the event and to the extent that the Company shall determine that under then regulations of the Company's Primary Federal Regulator either the Debt Securities are no longer includable as capital or it is no longer necessary for the Company to be obligated to pay the principal of the Debt Securities out of Securities Funds in order for the Debt Securities to maintain the same capital treatment as they are then receiving under such regulations, in the event and to the extent that approval of the Primary Federal Regulator is obtained for such cancellation and release or in the event and to the extent that the Company shall have exchanged or redeemed such Debt Securities pursuant to the terms of such Debt Securities of such series from a source other than amounts designated as Securities Funds.

                                 ARTICLE SIXTEEN

                     MEETINGS OF HOLDERS OF DEBT SECURITIES

     SECTION 1601. Purposes for Which Meetings May Be Called.

     If Debt Securities of a series are issuable in whole or in part as Bearer Securities, a meeting of Holders of Debt Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Debt Securities of such series.

     SECTION 1602. Call, Notice and Place of Meetings.

     (a) The Trustee may at any time call a meeting of Holders of Debt Securities of any series issuable as Bearer Securities for any purpose specified in Section 1601, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London as the Trustee shall determine. Notice of every meeting of Holders of Debt Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in
Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

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

     (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of any series shall have requested the Trustee to call a meeting of the Holders of Debt Securities of such series for any purpose specified in Section 1601, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication for the notice to such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Debt Securities of such series in the amount above specified, as the case may be, may determine the time and place in the Borough of Manhattan, The City of New York, or in London for such meeting and may call such meeting for purposes by giving notice thereof as provided in subsection (a) of this Section.

     SECTION 1603. Persons Entitled to Vote at Meetings.

     To be entitled to vote at any meeting of Holders of Debt Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Debt Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Debt Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Debt Securities of any series shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     SECTION 1604. Quorum; Action.

     The Persons entitled to vote a majority in principal amount of the Outstanding Debt Securities of a series shall constitute a quorum for a meeting of Holders of Debt Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series, the Persons entitled to vote 66 2/3% in principal amount of the Outstanding Debt Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Debt Securities of such series, be dissolved. In the absence of a quorum in any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairperson of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided Section 1602(a), except than such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Debt Securities of such series which shall constitute a quorum.

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

     Except as limited by the provisos to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series, provided, however, that, except as limited by the provisos to Section 902, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders 66 2/3% in the principal amount of the Outstanding Debt Securities of that series; and provided, further, that, except as limited by the provisos to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series.

     Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Debt Securities of such series and the related coupons, whether or not present or represented at the meeting.

     SECTION 1605. Determination of Voting Rights; Conduct and Adjournment of Meetings.

     (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debt Securities of such series in regard to proof of the holding of Debt Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holder of Debt Securities shall be proved in the manner specified in Section 104 or, in the case of Bearer Securities, by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in
Section 104 or other proof.

     (b) The Trustee shall, by an instrument in writing, appoint a temporary chairperson of the meeting, unless the meeting shall have been called by the Company or by Holders of Debt Securities as provided in Section 1602(b), in which case the Company or the Holders of Debt Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairperson. A permanent chairperson and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Debt Securities of such series represented at the meeting.

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

     (c) At any meeting each Holder of a Debt Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount (or the equivalent in ECU, any other composite currency or a Foreign Currency) of Debt Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairperson of the meeting not to be Outstanding. The chairperson of the meeting shall have no right to vote, except as a Holder of a Debt Security of such series or proxy.

     (d) Any meeting of Holders of Debt Securities of any series duly called pursuant to Section 1602 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Debt Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

     SECTION 1606. Counting Votes and Recording Action of Meetings.

     The vote upon any resolution submitted to any meeting of Holders of Debt Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Debt Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Debt Securities of such series held or represented by them. The permanent chairperson of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Debt Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1602 and, if applicable, Section 1604. Each copy shall be signed and verified by the affidavits of the permanent chairperson and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any records so signed and verified shall be conclusive evidence of the matters therein stated.

                                ARTICLE SEVENTEEN

                                   DEFEASANCE

     SECTION 1701. Termination of Company's Obligations.

     With respect to any series of Debt Securities, if the Company deposits irrevocably in trust with the Trustee money and/or, to the extent such Debt Securities are denominated and payable in Dollars only, Eligible Instruments the payments of principal and interest on which when due (and without reinvestment and providing no tax liability will be imposed upon the Trustee or the Holders

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of such Debt Securities) will provide money in such amounts as will (together with any money irrevocably deposited in trust with the Trustee, without investment) be sufficient to pay principal (and premium, if any) and interest when due on the Debt Securities of such series and any coupons appertaining thereto and any mandatory sinking fund, repayment or analogous payments thereon on the scheduled due dates therefor at the Stated Maturity thereof, the Company's obligations under Section 1005 shall terminate with respect to the Debt Securities of the series for which such deposit was made; provided, however, that (i) no Event of Default with respect to the Debt Securities of such series under Section 501(1) or 501(2) or event that with notice or lapse of time or both would constitute such an Event of Default shall have occurred and be continuing on such date and (ii) such termination shall not relieve the Company of its obligations under the Debt Securities of such series and this Indenture to pay when due the principal of (and premium, if any) and interest and additional amounts on such Debt Securities and any coupons appertaining thereto if such Debt Securities or coupons are not paid (or payment is not provided for) when due from the money and Eligible Instruments (and the proceeds thereof) so deposited.

     It shall be a condition to the deposit of cash and/or Eligible Instruments and the termination of the Company's obligations with respect to the Debt Securities of any series under Section 1005 pursuant to the provisions of this Section that the Company deliver to the Trustee (i) an opinion of nationally recognized independent tax counsel to the effect that: (a) Holders of Debt Securities of such series and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination and (b) such Holders (and future Holders) will be subject to tax in the same amount, manner and timing as if such deposit and termination has not occurred and (ii) an Officers' Certificate to the effect that under the laws in effect on the date such money and/or Eligible Instruments are deposited with the Trustee, the amount thereof will be sufficient, after payment of all Federal, state and local taxes in respect thereof payable by the Trustee, to pay principal (and premium, if any) and interest when due on the Debt Securities of such series and any coupons appertaining thereto.

     It shall be an additional condition to the deposit of cash and/or Eligible Instruments and the termination of the Company's obligations under Section 1005 pursuant to the provisions of this Section, with respect to the Debt Securities of any series then listed on the New York Stock Exchange, that the Company deliver an Opinion of Counsel that the Debt Securities of such series will not be delisted from the New York Stock Exchange as a result of such deposit and termination.

     After a deposit as provided herein, the Trustee shall, upon Company Request, acknowledge in writing the discharge of the Company's obligations with respect to the Debt Securities of such series under Section 1005 pursuant to the provisions of this Section.

     SECTION 1702. Repayment to Company.

     The Trustee and any Paying Agent shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed porperty law) pay to the Company upon Company Request any money or Eligible Instruments not required for the payment of the principal of (and premium, if any)

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and interest on the Debt Securities of any series and any related coupons for which money or Eligible Instruments have been deposited pursuant to Section 1701 held by them at any time.

     The Trustee and any Paying Agent shall pay to the Company upon Company Request any money held by them for the payment of principal (and premium, if any) and interest that remains unclaimed for two years after the Maturity of the Debt Securities for which a deposit has been made pursuant to Section 1701. After such payment to the Company, the Holders of the Debt Securities of such series and any related coupons shall thereafter, as unsecured general creditors, look only to the Company for the payment thereof.

     SECTION 1703. Indemnity for Eligible Instruments.

     The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited Eligible Instruments or the principal or interest received on such Eligible Instruments.

                                ARTICLE EIGHTEEN

                        SUBORDINATION OF DEBT SECURITIES

     SECTION 1801. Debt Securities Subordinate to Senior Debt.

     The Company covenants and agrees that anything in this Indenture or the Debt Securities of any series to the contrary notwithstanding, the indebtedness evidenced by the Debt Securities of each series and any coupons appurtenant thereto is subordinate and junior in right of payment to all Senior Debt to the extent provided herein, and each Holder of Debt Securities of each series and coupons appurtenant thereto, by such Holder's acceptance thereof, likewise covenants and agrees to the subordination herein provided and shall be bound by the provisions hereof. Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Debt or extension or renewal of the Senior Debt.

     In the event that the Company shall default in the payment of any principal of (or premium, if any) or interest on any Senior Debt when the same become due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the Holders of Senior Debt or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of (or premium, if any) or interest on any of the Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Debt Securities.

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     In the event of

     (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property,

     (b) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

     (c) any assignment by the Company for the benefit of creditors, or

     (d) any other marshalling of the assets of the Company,

all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any of the Debt Securities or coupons appurtenant thereto on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Debt Securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Debt Securities of any series or coupons appurtenant thereto shall be paid or delivered directly to the Holders of Senior Debt in accordance with the priorities then existing among such Holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holders of the Debt Securities and coupons appurtenant thereto, together with the Holders of any obligations of the Company ranking on a parity with the Debt Securities, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest on the Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Debt Securities and such other obligations.

     In the event that, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Debt Securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Trustee or any Holder in contravention of any of the terms hereof such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding

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in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of the failure of the Trustee or any Holder to endorse or assign any such payment, distribution or security, each holder of Senior Debt is hereby irrevocably authorized to endorse or assign the same.

     No present or future holder of any Senior Debt shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by the Debt Securities by any act or failure to act on the part of the Company. Nothing contained herein shall impair, as between the Company and the Holders of Debt Securities of each series, the obligation of the Company to pay to such Holders the principal of (and premium, if any) and interest upon such Debt Securities and coupons appurtenant thereto or prevent the Trustee or the Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon a default or Event of Default hereunder, all subject to the rights of the holders of the Senior Debt to receive cash, securities or other property otherwise payable or deliverable to the Holders.

     Senior Debt shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Debt then outstanding. Upon the payment in full of all Senior Debt, the Holders of Debt Securities of each series and coupons appurtenant thereto, if any, shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the indebtedness evidenced by the Debt Securities of such series and coupons appertaining thereto, if any, shall have been paid in full, and such payments or distributions received by such Holders, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Debt, shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and such Holders, on the other hand, be deemed to be a payment by the Company on account of Senior Debt, and not on account of the Debt Securities of such series.

     The Trustee and Holders will take action (including, without limitation, the delivery of this Indenture to an agent for the holders of Senior Debt or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Debt at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

     The provisions of this Section 1801 shall not impair any rights, interests, remedies or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.

     The securing of any obligations of the Company, otherwise ranking on a parity with the Debt Securities or ranking junior to the Debt Securities, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Debt Securities or ranking junior to the Debt Securities.

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     SECTION 1802. Trustee and Holders of Debt Securities May Rely on
Certificate of Liquidating Agent; Trustee May Require Further Evidence as to Ownership of Senior Debt; Trustee Not Fiduciary to Holders of Senior Debt.

     Upon any payment or distribution of assets of the Company referred to in this Article Eighteen, the Trustee and the Holders shall be entitled to rely upon an order or decree made by any court of competent jurisdiction in which such dissolution or winding up or liquidation or reorganization or arrangement proceedings are pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eighteen. In the absence of any such bankruptcy trustee, receiver, assignee or other Person, the Trustee shall be entitled to rely upon a written notice by a Person representing himself or herself to be a holder of Senior Debt (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of such Senior Debt (or is such a trustee or representative). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as holder of Senior Debt to participate in any payments or distributions pursuant to this Article Eighteen, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article Eighteen, and if such evidence is not furnished, the Trustee may offer any payment to such Person pending judicial determination as to the right of such Person to receive payment. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

     SECTION 1803. Payment Permitted if No Default.

     Nothing contained in this Article Eighteen or elsewhere in this Indenture, or in any of the Debt Securities, shall prevent (a) the Company at any time, except during the pendency of any dissolution, winding up, liquidation or reorganization proceedings referred to in, or under the conditions described in,
Section 1801, from making payments of the principal of (or premium, if any) or interest on the Debt Securities or (b) the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to payments of the principal of or interest on the Debt Securities, if, at the time of such deposit, the Trustee or such Paying Agent, as the case may be, did not have the written notice provided for in Section 1804 of any event prohibiting the making of such deposit, or if, at the time of such deposit (whether or not in trust) by the Company with the Trustee or any Paying Agent (other than the Company) such payment would not have been prohibited by the provisions of this Article, and the Trustee or any Paying Agent shall not be affected by any notice to the contrary received by it on or after such date.

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     SECTION 1804. Trustee Not Charged with Knowledge of Prohibition.

     Anything in this Article Eighteen or elsewhere in this Indenture contained to the contrary notwithstanding, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of money to or by the Trustee and shall be entitled conclusively to assume that no such facts exist and that no event specified in Section 1801 has happened, until the Trustee shall have received an Officers' Certificate to that effect or notice in writing to that effect signed by or on behalf of the holder or holders or their representatives, of Senior Debt who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such holder or holders or representatives or from any trustee under the indenture pursuant to which such Senior Debt shall be outstanding. The Company shall give prompt written notice to the Trustee and to the Paying Agent of any facts which would prohibit the payment of money to or by the Trustee or any Paying Agent.

     SECTION 1805. Trustee to Effectuate Subordination.

     Each Holder of Debt Securities or coupons by such Holder's acceptance thereof authorizes and directs the Trustee in such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as between such Holder and holders of Senior Debt as provided in this Article and appoints the Trustee its attorney-in-fact for any and all such purposes.

     SECTION 1806. Rights of Trustee as Holder of Senior Debt.

     The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at the time be held by it, to the same extent as any other holder of Senior Debt, provided that nothing in this Article shall deprive the Trustee of any rights as such holder and provided furtherthat nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

     SECTION 1807. Article Applicable to Paying Agents.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if the Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 1804 and 1806 shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent.

     SECTION 1808. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.

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     No right of any present or future holders of any Senior Debt to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provision and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter any such Senior Debt, or amend or supplement any instrument pursuant to which any such Senior Debt is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the Senior Debt including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders of the Debt Securities or the Trustee and without affecting the obligations of the Company, the Trustee or the Holders of the Debt Securities under this Article.

                                ARTICLE NINETEEN

                      CONVERSION OF CONVERTIBLE SECURITIES

     SECTION 1901. Applicability of Article.

     If an Officers' Certificate or supplemental indenture pursuant to Section 301 provides that the Debt Securities of a series shall be Convertible Securities, Debt Securities of such series shall be convertible in accordance with their terms and (except as otherwise specified in such Officers' Certificate or supplemental indenture) in accordance with this Article.

     SECTION 1902. Right to Convert.

     Subject to and upon compliance with the provisions of this Article, the Holder of any Convertible Security shall have the right, at such Holder's option, at any time prior to the close of business on the date set forth in the Officers' Certificate delivered pursuant to Section 301 hereof (or if such Convertible Security is called for redemption or submitted for repayment, then in respect of such Convertible Security to and including but not after the close of business on the Redemption or Repayment Date, as the case may be, unless the Company shall default in the payment due) to convert the principal amount of any such Convertible Security, or, in the case of any Convertible Security of a denomination greater than $1,000, any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Convertible Security or portion thereof surrendered for conversion by the Conversion Price, by surrender of the Convertible Security so to be converted in whole or in part in the manner provided in Section 1903. Such conversion shall be effected by the Company.

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     SECTION 1903. Exercise of Conversion Privilege; Delivery of Common Stock on
Conversion; No Adjustment for Interest or Dividends.

     In order to exercise the conversion privilege, the Holder of any Convertible Security to be converted in whole or in part shall surrender such Convertible Security at an office or agency maintained by the Company pursuant to Section 1002, accompanied by the funds, if any, required by the last paragraph of this Section, together with written notice of conversion in the form provided on the Convertible Securities, that the Holder elects to convert such Convertible Security or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be deliverable on such conversion shall be registered, and shall be accompanied by transfer taxes, if required pursuant to Section 1908. Each Convertible Security surrendered for conversion shall, unless the shares deliverable on conversion are to be registered in the same name as the registration of such Convertible Security, be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or such Holder's duly authorized attorney.

     As promptly as practicable after the surrender of such Convertible Security and the receipt of such notice and funds, if any, as aforesaid, the Company shall deliver at such office or agency to such Holder, or on such Holder's written order, a certificate or certificates for the number of full shares deliverable upon the conversion of such Convertible Security or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any factional interest in respect of a share of Common Stock arising upon such conversion as provided in Section 1904. In case any Convertible Security of a denomination greater than $1,000 shall be surrendered for partial conversion and subject to Section 302, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Convertible Security so surrendered, without charge to such Holder, a new Convertible Security or Convertible Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Convertible Security.

     Each conversion shall be deemed to have been effected on the date on which such Convertible Security shall have been surrendered (accompanied by the funds, if any, required by the last paragraph of this Section) and such notice shall have been received by the Company, as aforesaid, and the person in whose name any certificate or certificates for shares of Common Stock shall be registrable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be registered as the record holder thereof for all purposes on the next succeeding day on which stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Convertible Security shall have been surrendered.

     Any Convertible Security or portion thereof surrendered for conversion during the period from the close of business on the Regular Record Date for any Interest Payment Date shall (unless

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such Convertible Security or portion thereof being converted shall have been called for redemption or submitted for repayment on a date in such period) be accompanied by payment, in legal tender or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default on the payment of interest on the Convertible Securities. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the Holder of such Convertible Security on such Regular Record Date, provided, however, that if the Company shall default in the payment of interest on such Interest Payment Date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section, no adjustment shall be made for interest accrued on any Convertible Security converted or for dividends on any shares issued upon the conversion of such Convertible Security as provided in this Article.

     SECTION 1904. Cash Payments in Lieu of Fractional Shares.

     No fractional shares of Common Stock or scrip representing fractional shares shall be delivered upon conversion of Convertible Securities. If more than one Convertible Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Convertible Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be deliverable upon the conversion of any Convertible Security or Convertible Securities, the Company shall make an adjustment therefor in cash at the current market value of such fractional share of stock. The market value of a share of Common Stock shall be the Closing Price on the Business day immediately preceding the day on which the Convertible Securities (or specified portions thereof) are deemed to have been converted.

     SECTION 1905. Conversion Price.

     The Conversion Price shall be as specified in the form of Convertible Security hereinafter set forth, subject to adjustment as provided in this Article.

     SECTION 1906. Adjustment to Conversion Price.

     The Conversion Price shall be adjusted from time to time as follows:

     (a) In case the Company shall (i) pay a dividend or make a distribution on the Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide or reclassify its outstanding Common Stock into a greater number of securities (including Common Stock), or (iii) combine or reclassify its outstanding Common Stock into a smaller number of securities (including Common Stock), the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Convertible Security thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which such Holder would have owned or have been entitled to receive after the happening of any of

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the events described above had such Convertible Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this subsection (a), the Holder of any Convertible Security thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be described in a written statement filed with the Trustee and any conversion agent) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock.

     In the event that at any time, as a result of an adjustment made pursuant to this subsection (a) of this Section 1906, the Holder of any Convertible Security thereafter converted shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, thereafter the number of such other shares so received upon conversion of any Convertible Security shall be subject to adjustment from time to time in any manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 1906, and other provisions of this Article Nineteen with respect to the shares of Common Stock shall apply on like terms to any such other shares or other securities.

     (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock (or securities convertible into Common Stock) entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock at a price per share (or a conversion price per share)less than the current market price per share of Common Stock (as defined in subsection (d) below) at such record date, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered (or the aggregate initial conversion price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible). Such adjustment shall be made successively whenever such a record is fixed, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares, there shall be taken into account any consideration determined by the Board of Directors of the Company. Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subsection (b).

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     (c) In case the Company shall fix a record date for making a distribution to all holders of its Common Stock evidences of its indebtedness or assets (excluding regular quarterly or other periodic or recurrent cash dividends or distributions paid from retained earnings of the Company or dividends or distributions referred to in subsection (a) above) or rights or warrants to subscribe or purchase (excluding those referred to in subsection (b) above), then in each case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the current market price per share (as defined in subsection (d) below) of the Common Stock on such record date less the then fair market value (as determined by the Board of Directors of the Company whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator shall be the current market price per share (as defined in subsection (d) below) of the Common Stock. Such adjustment shall be made successively when ever such a record date is fixed and shall become effective immediately after such record date. Notwithstanding the foregoing, in the event that the Company shall distribute any rights or warrants to acquire capital stock ("Rights") pursuant to this subsection (c), the distribution of separate certificates representing such Rights subsequent to their initial distribution (whether or not such distribution shall have occurred prior to the date of the issuance of such Convertible Securities) shall be deemed to be the distribution of such Rights for purposes of this subsection (c); provided that the Company may, in lieu of making any adjustment pursuant to this subsection (c) upon a distribution of separate certificates representing such Rights, make proper provision so that each Holder of such Convertible Security who converts such Convertible Security (or any portion thereof) (i) before the record date for such distribution of separate certificates shall be entitled to receive upon such conversion shares of Common Stock issued with Rights and (ii) after such record date and prior to the expiration, redemption or termination of such Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the same number of such Rights as would a holder of the number of shares of Common Stock that such Convertible Security so converted would have entitled the holder thereof to purchase in accordance with the terms and provisions of and applicable to the Rights if such Convertible Security were converted immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subsection (c).

     (d) For the purpose of any computation under subsection (b) and (c) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily Closing Prices for the thirty days (which are not legal holidays as defined in Section 113) commencing forty-five days (which are not legal holidays as defined in Section 113) before the day in question. The Closing Price for any day shall be (i) if the Common Stock is listed or admitted for trading on any national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the last sale price (regular way), or the average of the closing bid and ask prices if no sale occurred, of Common Stock on the principal securities exchange on which the Common Stock is listed, (ii) if not listed as described in
(i), the mean between the closing high bid and low asked quotations of Common Stock on NASDAQ, or any similar system or automated dissemination of quotations of securities prices then in common use, if so quoted, or (iii) if not quoted as described in clause (ii), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least 5 of the 10 preceding days. If none of the conditions set forth above is met, the Closing Price of Common Stock on any day or the average of such Closing Prices for any period shall be the fair market value of Common Stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company.

     (e) (i) No adjustment in the Conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (e)(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; further provided, however, that any adjustments which by reason of this subsection (e)(i) are not otherwise required to be made shall be made no later than 3 years after the date on which occurs an event that requires an adjustment to be made or carried forward.

     (ii) All calculations under this Article Nineteen shall be made to the nearest cent or to the nearest one- hundredth of a share, as the case may be. Anything in this Section 1906 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 1906, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

     (f) Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the Holder of each Convertible Security at such Holder's last address appearing on the Security Register provided for in Section 305 of this Indenture.

     (g) In any case in which this Section 1906 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) delivering to the Holder of any Convertible Security converted after such record date and before the occurrence of such event the additional shares of Common Stock deliverable upon such conversion by reason of the adjustment required by such event over and above the Common Stock deliverable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 1904, provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's rights to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment. If such event does not occur, no adjustments shall be made pursuant to this Section 1906.

     SECTION 1907. Effect of Reclassification, Consolidation, Merger or Sale.

     If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock deliverable upon conversion of the Convertible Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, but including any change in the shares of Common Stock into two or more classes or series of securities), (ii) any consolidation or merger to which the Company is a party (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of its Common Stock) or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation; then the Company or such successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall conform to the Trust Indenture Act as in force at the date of execution of such supplemental indenture and comply with the provisions of Article Nine) providing that each Convertible Security shall be convertible into the kind and amount of shares of stock and other securities or property, including cash, receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of a number of shares of Common Stock deliverable upon conversion of such Convertible Securities immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Convertible Securities, at his address appearing on the Security Register provided for in Section 305 of this Indenture.

     The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers and sales.

     SECTION 1908. Taxes on Shares Issued.

     The delivery of stock certificates on conversions of Convertible Securities shall be made without charge to the Holder converting a Convertible Security for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the delivery of stock registered in any name other than of the Holder of any Convertible Security converted, and the Company shall not be required to deliver any such stock certificate unless and until the person or persons requesting the delivery thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     SECTION 1909. Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.

     The Company covenants that all shares of Common Stock which may be delivered upon conversion of Convertible Securities will upon delivery be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Convertible Securities hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly delivered upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

     The Company further covenants that it will, if permitted by the rules of the National Association of Securities Dealers, Inc., qualify for trading on NASDAQ, upon official notice of issuance, all Common Stock deliverable upon conversion of the Convertible Securities.

     SECTION 1910. Responsibility of Trustee.

     Neither the Trustee nor any authenticating agent nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Convertible Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any authenticating agent nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be delivered upon the conversion of any Convertible Security; and neither the Trustee nor any authenticating agent nor any conversion agent makes any representation with respect thereto. Subject to the provisions of
Section 601, neither the Trustee nor any authenticating agent nor any conversion agent shall be responsible for any failure of the Company to deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Convertible Security for the purpose of conversion or for any failure of the Company to comply with any of the covenants contained in this Article.

     SECTION 1911. Notice to Holders Prior to Certain Actions.

     In case:

     (a) the Company shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of its current or retained earnings); or

     (b) the Company shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

     (c) of any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or, of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Corporation is required or for the sale or transfer of all or substantially all of the assets of the Company; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; the Company shall cause to be filed with the Trustee and the Company shall cause to be mailed to each holder of Convertible Securities at his address appearing on the Security Register, provided for in Section 305 of this Indenture, as promptly as possible but in any event no less than fifteen days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up or any adjustment in the Conversion Price required by this Article Nineteen.

     SECTION 1912. Covenant to Reserve Shares.

     The Company covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall then be deliverable upon the conversion of all outstanding Convertible Securities.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

NEW YORK COMMUNITY BANCORP, INC.


By: /s/
       ------------------------

       ------------------------

Name:
Title:


WILMINGTON TRUST COMPANY


By: /s/
       ------------------------

       ------------------------

Name:
Title:

                                                                     EXHIBIT A-1

       [Form of Certificate of Beneficial Ownership by a Non-United States
                       Person or by Certain Other Persons]

                                   Certificate

                        NEW YORK COMMUNITY BANCORP, INC.

   [Insert title or sufficient description of Debt Securities to be Delivered]

     Reference is hereby made to the Indenture dated as of    , 2002 (the
                                                           --
"Indenture") between New York Community Bancorp, Inc. and Wilmington Trust Company, as trustee (the "Trustee") covering the above-captioned Debt
Securities. This is to certify that as of the date hereof,    principal amount
                                                           --
of Debt Securities credited to you for our account (i) is owned by persons that are not United States Persons, as defined below; (ii) is owned by United States Persons that are (a) foreign branches of United States financial institutions (as defined in the U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own accounts or for resale, or
(b) United States Persons who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution encloses herewith a certificate in the form of Exhibit A-2 to the Indenture); or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), which United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) certify that they have not acquired the Notes for purposes of resale directly or indirectly to a United States Person or to a person within the United States or its possessions.

     [Insert if certificate does not relate to an interest payment--We undertake to advise you by tested telex followed by written confirmation if the above statement as to beneficial ownership is not correct on the date of delivery of the above- captioned Debt Securities in bearer form as to all of such Debt Securities with respect to such of said Debt Securities as then appear in your books as being held for our account.] We understand that this certificate is required in connection with United States tax laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings with respect to the matters covered by this certificate. "United States Persons" shall mean a citizen or resident of the United States of America (including the District of Columbia), a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to United States federal income taxation regardless of the source of its income.

     [This certificate excepts and does not relate to    principal amount of
                                                      --
Debt Securities credited to you for our account and to which we are not now able to make the certification set forth above. We understand that definitive Debt Securities cannot be delivered and interest cannot be paid until we are able to so certify with respect to such principal amount of Debt Securities.]*

Dated:
[To be dated on or after
date determined as (the
provided in the Indenture)]

                                           [Name of Person Entitled to Receive
                                            Bearer Security]


                                           -----------------------------------
                                           (Authorized Signatory)
                                           Name:
                                           Title:


--------------------------

* Delete if appropriate

                                                                     EXHIBIT A-2

                       [Form of Certificate of Status as a
            Foreign Branch of a United States Financial Institution]
                                   Certificate

                        NEW YORK COMMUNITY BANCORP, INC.

   [Insert title or sufficient description of Debt Securities to be delivered]

     Reference is hereby made to the Indenture dated as of    , 2002, (the
                                                           --
"Indenture"), between New York Community Bancorp, Inc. and Wilmington Trust Company, as trustee, relating to the offering of the above-captioned Debt Securities (the "Debt Securities"). Unless herein defined, terms used herein have the same meaning as given to them in the Indenture.

     The undersigned represents that it is a branch located outside the United States of a United States securities clearing organization, bank or other financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) that holds customers' securities in the ordinary course of its trade or business and agrees, and authorizes you to advise the issuer or the issuer's agent, that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder and is not purchasing for resale directly or indirectly to a United States Person or to a person within the United States or its possession. We undertake to advise you by tested telex followed by written confirmation if the statement in the immediately preceding sentence is not correct on the date of delivery of the above-captioned Debt Securities in bearer form.

     We understand that this certificate is required in connection with the United States tax laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings with respect to the matters covered by this certificate.

Dated:
[To be dated on or after (the
date determined as
provided in the Indenture)]

                                           [Name of Person Entitled to Receive
                                            Bearer Security]


                                           -------------------------------------
                                           (Authorized Signatory)
                                           Name:
                                           Title:

                                                                       EXHIBIT B

                  [Form of Certificate to be Given by Euroclear
             and Clearstream S.A. in Connection with the Exchange of
                --All or a Portion of a Temporary Global Security
                    or to Obtain Interest Prior to Exchange]

                                   Certificate

                        NEW YORK COMMUNITY BANCORP, INC.

   [Insert title or sufficient description of Debt Securities to be delivered]

     We refer to that portion,  , of the Global Security representing the
                              --
above-captioned issue [which is herewith submitted to be exchanged for definitive Debt Securities]* [for which we are seeking to obtain payment of interest]* (the "Submitted Portion"). This is to certify, pursuant to the Indenture dated as of , 2002 (the "Indenture") between New York Community
                     --
Bancorp, Inc. and Wilmington Trust Company, as trustee (the "Trustee"), that we have received in writing, by tested telex or by electronic transmission from member organizations with respect to each of the persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion a Certificate of Beneficial Ownership by a Non-United States Person or by Certain Other Persons, [and, in some cases, a Certificate of Status as a Foreign Branch of a United States Financial Institution, authorizing us to inform the issuer or the issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder]* substantially in the form of Exhibit A-1 [and A-2]* to the Indenture.

     We hereby request that you deliver to the office of    in    definitive
                                                         --    --
Bearer Securities in the denominations on the attached Schedule A.

         We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on as of the date hereof.

Date:
                   [MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                    BRUSSELS OFFICE, as Operator of the Euroclear System]

                   [Clearstream S.A.]


                   By
                      ---------------------

* Delete if inappropriate

                                       B-1